UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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AMC Networks Inc.
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Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which is being held on Wednesday, June 12, 2019 at 10:00 a.m. Eastern Daylight Time at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019.

The Company delivered strong financial results in 2018, reaching a record $3.0 billion in net revenues and $933 million in adjusted operating income and remains well positioned to capitalize on future opportunities. In addition, the Company continues to successfully develop outstanding original programming, with the following notable achievements:

•

AMC was the #1 destination for original programming in all of cable television and was home to three of the top seven dramas on cable television among Adults ages 18-49 (in Live+3 ratings). AMC’s 2018 programming slate had a range of popular and critically-lauded series including the Emmy-nominated series Better Call Saul, The Walking Dead, Fear the Walking Dead, The Terror, Into the Badlands, Lodge 49, McMafia, Preacher and The Son.

•

In 2018, BBC AMERICA delivered one of its most watched years ever and ended the year as the Fastest Growing Cable Network of the Fourth Quarter 2018. Its new series, Killing Eve, debuted as BBCA’s biggest drama launch in six years and received two Emmy Award nominations for Best Actress and Best Writing and its star, Sandra Oh, won the Emmy Award for Best Actress. Moreover, Killing Eve is the only scripted series to grow every episode in both target demos since the Nielsen Live+3 measurement began over a decade ago. In addition, its series premiere of Blue Planet II, which was simulcast across the Company’s networks, ranked as the Most Watched Nature Program on ad-supported TV in eight years and David Attenborough won his first ever Emmy Award for” Outstanding Narrator”.

•

SundanceTV continues to rank as one of the fastest growing film networks on cable TV. It had another year-over-year double-digit ratings increase among Total Viewers, making 2018 the best year in the network’s history. SundanceTV continued to strengthen its programming with the launch of its new program, Jonestown: Terror in the Jungle, which became its highest performing original program in the network’s history.

•

WE tv remains the #1 Cable Network for African American adults and women on Thursday nights in primetime and is a Top 5 destination for women on Fridays during primetime. In 2018, its new show, Love After Lockup, was the fastest growing new cable reality series for 2018.

•

In 2018, IFC TV sales prime delivered its highest rated year in channel history among Adults ages 25-54 and showed year-over-year ratings increases. It was one out of only eleven ad-supported cable networks that experienced growth among Adults ages 18-49.

Throughout the year, we continued to engage with our stockholders on a range of topics including the Company’s business strategy, Board, governance and executive compensation practices, as well as environmental and social matters with a focus on diversity. We are committed to maintaining an active dialogue with our stockholders and remain focused on creating stockholder value.

I look forward to seeing you at the meeting, where you will have an opportunity to ask questions and to meet your directors and executives.

Sincerely yours,

Charles F. Dolan Executive Chairman

April 29, 2019

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company”) will be held at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019 on Wednesday, June 12, 2019, at 10:00 a.m. Eastern Daylight Time to consider and vote upon the following proposals:

1.	Election of Directors.

2.	Ratification of appointment of independent registered public accounting firm.

3.	Conduct such other business properly brought before the meeting.

Only stockholders of record on April 15, 2019 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

ADMISSION TICKET REQUIRED FOR ADMISSION TO THE ANNUAL MEETING

An admission ticket is required if you wish to attend the annual meeting in person. You can obtain and print your admission ticket at www.proxyvote.com or call 844-318-0137. You will need the 16-digit control number which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. For more details, see General Information, “How do I attend the 2019 Annual Meeting in person? What do I need to bring?” of the Proxy Statement.

By order of the Board of Directors,

Anne G. Kelly Senior Vice President and Secretary

New York, New York

April 29, 2019

AMC Networks Inc., 11 Penn Plaza, New York, NY 10001

PROXY STATEMENT SUMMARY

We present here a summary of important information in this proxy statement. Please review the complete proxy statement before you vote.

2018 Business Highlights

The Company continued to deliver strong financial results in 2018 and remains well positioned to capitalize on future opportunities. Here are some key highlights (on a year-over-year basis):

•	Net revenues increased 5.9% to a record $3.0 billion

•	Operating income increased to $727 million

•	Adjusted operating income (AOI)[1] increased to a record $933 million

•	Cash provided by operating activities was $607 million

•	Free cash flow[2] was $502 million

Our television and film content continued to receive widespread critical praise and industry honors, with BBC America’s Killing Eve receiving Emmy Award nominations for Best Actress and Best Writing and its star, Sandra Oh, winning the Emmy Award for Best Actress and BBC AMERICA’s series, Blue Planet Earth II, ranking as the Most Watched Nature Program on ad supported TV in eight years and David Attenborough winning his first ever Emmy Award for “Outstanding narrator”. AMC’s The Walking Dead continues to be the #1 show on cable television and was again the #1 destination for original programming in all cable television. We continued to expand our business by making strategic investments, including our acquisition of RLJ Entertainment, which included Acorn TV and Urban Movie Channel streaming services and meaningfully advanced the Company’s direct-to-consumer interests, a key priority in the Company’s focus to diversify our revenue and grow our business.

The Company continued to focus on its commitment to return value to its stockholders through Board approval of a stock repurchase program to repurchase up to $1.5 billion of the Company’s outstanding shares of Class A Common stock. As of February 22, 2019, the Company had approximately $588 million available for potential future repurchases. Our share repurchases are part of an overall capital allocation strategy overseen by our Board of Directors and designed to efficiently balance return of capital to shareholders with investment in our business.

Corporate Governance Highlights

We are committed to ensuring that our Board is accountable to, and acts in the best interests of, all our stockholders, notwithstanding our status as a controlled company. We have implemented a number of strong governance practices and policies to promote independent leadership in the boardroom and the protection of stockholder rights.

Commitment to Sound Governance Practices as a Controlled Company

✓	Annual election of directors, with directors serving one-year terms

✓	Robust director nomination criteria, including consideration for diversity of perspectives, backgrounds and experiences relevant to the Company’s strategic priorities, and ability to serve the interests of both Class A and Class B stockholders

✓	Independent Board committees, with Audit and Compensation comprised 100% of independent directors

✓	Executive sessions with only independent Class A Directors at least twice a year

✓	Effective Board self-evaluations conducted at least annually

✓	Regular engagement with stockholders regarding Company performance and strategy, our Board and corporate governance practices, our executive compensation program and environmental and social matters

[1]	Adjusted operating income is a non-GAAP measure. See Annex A for the calculations of these measures and for reconciliations to the nearest GAAP measure.
[2]	Free cash flow is a non-GAAP measure. See Annex A for the calculations of these measures and for reconciliations to the nearest GAAP measure.

i

In addition to the above best practices, over the past few years, AMC Networks has focused on expanding its diversity and inclusion efforts, recognizing the importance of diversity and inclusivity to a successful and sustainable business. The Company recently promoted several women to senior management roles, including Jennifer Caserta as its Chief Transformation and People Officer and Sarah Barnett, President of its Entertainment Networks. As part of its diversity efforts, in 2018, AMC Networks established nine employee resource groups to enable its employees to embrace and build stronger diverse communities. The Company has encouraged each of these groups to design and implement relevant diversity-related programming, including speaker series, panels and mentorship programs. Over the next few years, AMC Networks plans to continue to focus on its diversity and inclusion efforts through new programs and initiatives.

Director Nominees

The Board has nominated fifteen director candidates; five Class A nominees and ten Class B nominees. Each director is nominated for a term to expire at the 2020 annual meeting of the Company’s stockholders. Our Class A nominees are elected by our Class A stockholders and have significant business leadership and management experience, and extensive knowledge of the media industry. Our Class B nominees are elected by Class B stockholders and have significant industry and leadership experience, and a long history of institutional knowledge of the Company. The Board is comprised of 47% independent directors. See Proposal 1 — Election of Directors, “Directors Elected By Class A Common Stockholders” and “Directors Elected By Class B Common Stockholders” of the Proxy Statement for detailed information about each director’s background, skills and qualifications.

Name	Director Since	Principal Occupation	Committees

Directors Elected By Class A Common Stockholders

Frank J. Biondi, Jr.	2018	• Senior Managing Director, WaterView Advisors LLC	—

Jonathan F. Miller	2013	• Chief Executive Officer, Integrated Media Company	Compensation

Leonard Tow	2011	• Chief Executive Officer, New Century Holdings LLC	Compensation (Chair); Audit

David E. Van Zandt	2015	• President, The New School • Special General Counsel and Adviser, Artal Group S.A. and The Invus Group, LLC	Audit

Carl E. Vogel	2013	• Private Investor • Industry Advisor, Kohlberg Kravis Roberts & Co. L.P.	Audit (Chair)

Name	Director Since	Principal Occupation	Committees
Directors Elected By Class B Common Stockholders
William J. Bell	2011	• Former Vice Chairman and Chief Financial Officer, Cablevision Systems Corporation	—
Charles F. Dolan Executive Chairman	2011	• Executive Chairman, AMC Networks Inc. • Former Chairman, Cablevision Systems Corporation	—
James L. Dolan	2011	• Executive Chairman, MSG Networks Inc. • Executive Chairman and Chief Executive Officer, The Madison Square Garden Company	—
Kristin A. Dolan	2011	• Chief Executive Officer, 605, LLC	—
Patrick F. Dolan	2011	• Senior Network Advisor, News 12 Networks	—
Thomas C. Dolan	2011	• Former Executive Vice President-Strategy and Development, Office of the Chairman, Cablevision Systems Corporation	—
Brian G. Sweeney	2011	• Former President and Chief Financial Officer, Cablevision Systems Corporation	—
Vincent Tese	2016

•  Chairman of ICE Clear Credit LLC

•  Former Chief Executive Officer of the New York State Urban Development Corporation

•  Former Executive Chairman of FCB Financial Holdings Inc., and its subsidiary Florida Community Bank

			Compensation
Marianne Dolan Weber	2011	• President, Heartfelt Wings Foundation • Director, Green Mountain Foundation Inc.	—
Robert C. Wright	2011	• Senior Advisor, Lee Equity Partners LLC	—

Executive Compensation Highlights

We, as a Company, place a great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value. In particular, we believe that the majority of compensation should be at risk and contingent on Company performance, with particular emphasis on long-term, equity-based incentive compensation.

The primary elements of 2018 executive compensation were base salary, an annual cash incentive award and long-term incentive awards in the form of RSUs, which vest ratably over three years, and PSUs that cliff vest based on the achievement of specified performance metrics over a three-year performance period. In 2018, in-line with our commitment to aligning pay with Company performance, 90% of the CEO’s and 70% of our other NEOs’ total target compensation was “at-risk.” In this way, a significant portion of the value of compensation ultimately realized by the executive depended upon either the Company’s performance against key performance measures that align with our business strategy, or the direct performance of our stock and thus, the experience of our stockholders.

2018 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period
Base Salary		• Based on level and merit	N/A
Annual Cash Incentives

•  Combination of weighted average of all business units’ operating performance (including revenue, AOI and Free Cash Flow) and an assessment of each business unit’s achievement of certain strategic objectives and its performance relative to its peers

One year

Long-Term Incentive Awards	Performance Stock Units (PSUs) • 60%: CEO/Chairman • 50%: Other NEOs	• AOI • Net revenue • Free cash flow • Stock Performance	Three years
	Restricted Stock Units (RSUs) • 40%: CEO/Chairman • 50%: Other NEOs	• Stock Performance	Ratably over three years

2018 CEO Annual Pay Mix

Compensation Governance Practices

✓	Align pay and performance

✓	Substantial proportion of compensation is at risk

✓	Engage in rigorous target-setting process for incentive metrics

✓	Prohibit hedging and short sales by all employees and directors

✓	Discourage pledging of Company stock and require pre-approval

✓	No excise tax gross up provisions

✓	No dividends or dividend equivalents on unearned RSUs and PSUs

✓	Include clawback provisions in our equity awards

✓	Stockholder feedback incorporated into compensation program reviews

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2019

BOARD AND CORPORATE GOVERNANCE PRACTICES

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The NASDAQ Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 29, 2019.

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards. Our Board of Directors oversees the business of AMC Networks and monitors the performance of management.

Corporate Governance Guidelines

The board of directors of AMC Networks Inc. (the “Board of Directors” or “Board”) has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the President and Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Engagement with our Stockholders

The Company values feedback from its stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including business strategy and performance, Board, corporate governance and executive compensation practices as well as environmental and social matters with a focus on diversity. These stockholder dialogues, which are often focused on Board, governance and compensation matters, inform discussions in the boardroom and are a component of the Compensation Committee’s review and refinement of our executive compensation program.

Board Leadership Structure

Our Board has chosen to separate the roles of Executive Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. Charles F. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer (the “CEO”), Mr. Joshua W. Sapan, with responsibility for day-to-day management of the Company.

Board Oversight of Company Strategy

The Board and its Committees are involved in overseeing our corporate strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board engages in discussions regarding our corporate strategy at nearly every Board meeting and, at least annually, receives a formal update on the company’s short- and long-term objectives, including the company’s operating plan and long-term corporate strategic plan. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s assessment process seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, our Audit Committee and Compensation Committee each conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but directors who are independent under the rules of NASDAQ must meet separately in regularly scheduled executive sessions at least twice each year.

Risk Management Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk. The Committee also discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Furthermore, the Audit Committee reviews and receives regular briefings concerning the Company’s information security and technology risks (including cybersecurity), including discussions of the Company’s information security and cybersecurity risk management programs.

Our Compensation Committee also considers the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align the executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for these purposes, at 888-217-8076.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investor.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent directors on our board and an independent corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of the Company’s Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Frank J. Biondi, Jr., Jonathan F. Miller, Vincent Tese, David E. Van Zandt, Carl E. Vogel, Robert C. Wright and Dr. Leonard Tow. In making the determination as to the independence of each director, the Board considered all relationships between that director and the Company and its affiliates. In reaching its determination with respect to Mr. Biondi and Mr. Tese, the Board considered the fact that each serves as an outside director of The Madison Square Garden Company (“MSG”) and determined that this relationship is not material and that each of Mr. Biondi and Mr. Tese is independent. The Board is comprised of 47% independent directors, well above the 25% required to be elected by the holders of the Company’s Class A Common Stock pursuant to our Amended and Restated Certificate of Incorporation.

Director Nomination

As permitted under NASDAQ rules, we do not have a nominating committee and believe it is appropriate not to have one because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation.

Our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees.

Stockholders who wish to submit nominees for consideration by the Board for election at our 2020 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws. See Other Matters, “Stockholder Proposals for the 2020 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Meetings

The Board met five times between January 1, 2018 and December 31, 2018. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time. We also encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board. With the exception of Mr. James L. Dolan, Mr. Thomas C. Dolan and Ms. Marianne Dolan Weber, all of the directors attended the 2018 Annual Meeting.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Committee Members: Mr. Vogel (Chair), Dr. Tow and Mr. Van Zandt

Meetings in 2018: 5

The primary purposes and responsibilities of our Audit Committee are to:

•

Assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm;

•

Appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm;

•	Review the appointment of Ernst & Young as the Company’s internal audit service provider (the “Internal Audit Service Provider”);

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints;

•

Discuss the process by which senior management of the Company assess and manage the Company’s exposure to risk, and discuss the Company’s major financial risk exposures and the steps management of the Company has taken to monitor and control such exposures, including, without limitation, risks related to data privacy, data security and cybersecurity;

•

Review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy;

•	Conduct and review with the Board an annual performance evaluation of the Audit Committee;

•	Prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

•	Review and reassess the Audit Committee charter at least annually; and

•	Report to the Board on a regular basis.

The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Mr. Van Zandt and Mr. Vogel is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under Corporate Governance, “Communicating with Our Directors.”

Compensation Committee

Committee Members: Dr. Tow (Chair), Mr. Miller, Mr. Vogel (through April 17, 2018) and Mr. Tese (effective as of April 17, 2018)

Meetings in 2018: 7

The primary purposes of our Compensation Committee are to:

•	Establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs;

•

Review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman and President and CEO, evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation;

•

Make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Executive Chairman and the CEO, the “Senior Employees”);

•	Approve any new equity compensation plan or material changes to an existing plan;

•	Oversee the activities of the committee or committees administering our retirement and benefit plans;

•	In consultation with management, oversee regulatory compliance with respect to compensation matters;

•	Determine and approve any severance or similar termination payments to be made to senior employees (current or former);

•	Determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies;

•	Prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement;

•	Conduct and review with the Board an annual performance evaluation of the Compensation Committee; and

•	Report to the Board on a regular basis, but not less than annually.

The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman and CEO, evaluates their performance in light of the corporate goals and objectives relevant to their compensation and determines and approves the compensation levels for the Executive Chairman and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman and CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Miller, Dr. Tow, Mr. Vogel (through April 17, 2018) and Mr. Tese (effective as of April 17, 2018) served as members of the Compensation Committee during 2018. None of them is a current or former officer or employee of the Company.

Other Committees

In addition to standing committees, the Company has adopted a policy whereby a committee of our Board consisting entirely of independent directors (an “Independent Committee”) will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries in which any director, executive officer, greater than 5% stockholder of the Company or any other “related person” (as defined in Item 404 of Regulation S-K adopted by the SEC (“Item 404”) has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently applies to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000.

In addition, our Board has adopted a special approval policy for transactions with MSG and MSG Networks Inc. (“MSG Networks”), each of which is under common control with the Company, and their respective subsidiaries whether or not such transactions qualify as “related party” transactions described above. Under this policy, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and each of MSG and its subsidiaries and MSG Networks and its subsidiaries, on the other hand, in which the amount exceeds $120,000. To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain of these transactions.

Currently, and throughout our fiscal year ended December 31, 2018, our Audit Committee or Compensation Committee (each of which consisted solely of directors elected by the Class A stockholders) served as the Independent Committee under the above policy. For a further discussion of the scope of this policy, see “Related Party Transaction Policy.”

Our Amended By-Laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

Director Compensation

The following table describes the components of the non-employee Director compensation program in effect during 2018:

Compensation Element*	Compensation Program

Annual Retainer	$70,000

Annual Equity Retainer**	$135,000 in RSUs that vest on the date of grant and settle 90 days after service on the Board ceases

Annual Committee Retainer Fees	$7,500

Chair Fee	$20,000 for the Audit Committee, $20,000 for the Compensation Committee

Meeting Fees	$2,000 per meeting

* Includes any non-standing committee of the Board that may be established from time to time. A director who is a Company employee receives no additional compensation for serving as a director.

** Each director annual grant of RSUs determined by dividing the value of the annual equity retainer by the twenty trading day average closing price on the day prior to the annual stockholders’ meeting.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2018 through December 31, 2018. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation (4)	Total ($)
Frank J. Biondi Jr.	19,961	120,431	—	140,392
Jonathan F. Miller	101,500	142,820	—	244,320
Leonard Tow	139,000	142,820	—	281,820
David E. Van Zandt	97,500	142,820	—	240,320
Carl E. Vogel	129,705	142,820	—	272,525
Robert C. Wright	80,000	142,820	—	222,820
William J. Bell	80,000	142,820	—	222,820
James L. Dolan	78,000	142,820	—	220,820
Kristin A. Dolan	80,000	142,820	—	222,820
Patrick F. Dolan	80,000	142,820	—	222,820
Thomas C. Dolan	78,000	142,820	—	220,820
Brian G. Sweeney	80,000	142,820	—	222,820
Vincent Tese	89,295	142,820	—	232,115
Marianne Dolan Weber	78,000	142,820	—	220,820

(1)

These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursement of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)

This column reflects the fair market value of 2,317 RSUs granted to each non-employee director, other than Mr. Biondi, on June 12, 2018 based on the closing stock price of $61.64 on that date as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For Mr. Biondi, this column reflects the fair market value of 2,089 RSUs granted to him on October 10, 2018 based on the closing stock price of $57.65 on that date as calculated in accordance with FASB ASC Topic 718.

(3)

For each non-employee director, the aggregate number of RSUs held as of December 31, 2018 is as follows: Mr. Frank J. Biondi, Jr, 2,089 units; Mr. Jonathan F. Miller, 12,133 units; Dr. Leonard Tow, 18,461 units; Mr. David E. Van Zandt, 8,667 units; Mr. Carl E. Vogel, 12,157 units; Mr. Robert C. Wright, 18,461 units; Mr. William J. Bell, 18,461 units; Mr. James L. Dolan, 18,461 units; Ms. Kristin A. Dolan, 18,461 units; Mr. Patrick F. Dolan, 18,461 units; Mr. Thomas C. Dolan, 18,461 units; Mr. Brian G. Sweeney, 18,461 units; Mr. Vincent Tese, 6,924 units and Ms. Marianne Dolan Weber, 18,461 units.

(4)

The Company encourages its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated fifteen directors for re-election to the Board at this year’s annual meeting. Of the fifteen nominees for director, five are to be elected by the Class A stockholders and ten are to be elected by the Class B stockholders. All fifteen director candidates, except for Mr. Frank J. Biondi, Jr. and Mr. Robert C. Wright, were elected by the respective Class A and Class B stockholders at the 2018 annual meeting of the Company’s stockholders held on June 12, 2018 (the “2018 Annual Meeting”). Mr. Frank J. Biondi, Jr. was appointed as a Class A Director by the Class A Directors on October 10, 2018. Mr. Robert C. Wright was elected by the Class A stockholders at the 2018 Annual Meeting, but after further consideration by the Board, Mr. Robert C. Wright resigned as a Class A Director and was subsequently appointed as a Class B Director by the Class B Directors on October 10, 2018.

All candidates are hereby nominated for a term to expire at the 2020 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card would be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card would be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Directors Elected By Class A Common Stockholders

FRANK J. BIONDI, JR.

Age: 74

Director since October 2018

Mr. Biondi is the Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of the Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Chairman and Chief Executive Officer of Time Inc.’s subsidiary Home Box Office, Inc. from 1982 to 1984, Vice President of Time Inc. from 1978 to 1984 and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978. He is a director of MSG and ViaSat, Inc. Previously, Mr. Biondi served as a director of Hasbro, Inc., RealD Inc., Cablevision Systems Corporation (“Cablevision”), Amgen Inc. and Seagate Technology plc.

Key Skills & Qualifications  In light of Mr. Biondi’s extensive knowledge of the media industry acquired through his experience as a senior executive and director of other public companies, including Universal Studios, Viacom, Coca-Cola and HBO, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be elected to the Board.

JONATHAN F. MILLER

Age: 62

Director since October 2013

Mr. Miller is the Chief Executive Officer of Integrated Media Company, a TPG sponsored investment company since February 2018. He is also an advisor to Advancit Capital, a private investment firm. He was a partner in Advancit Capital from July 2013 to February 2018. He was the Chairman and Chief Executive Officer of News Corporation’s Digital Media Group and News Corporation’s Chief Digital Officer from April 2009 until September 2012. Mr. Miller had previously been a founding partner of Velocity Interactive Group, an investment firm focusing on digital media and the consumer Internet, from its inception in February 2007 until April 2009. Prior to founding Velocity Interactive Group, Mr. Miller served as Chief Executive Officer of AOL LLC (“AOL”) from August 2002 to November 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC/ InterActiveCorp. During the prior five years, Mr. Miller was a director of Houghton Mifflin Harcourt, Live Nation Entertainment, Inc., RTL Group SA, Shutterstock, Inc. and TripAdvisor, Inc. Mr. Miller is currently a member of the board of directors of Akamai Technologies, Inc., Interpublic Group of Companies, Inc., and J2 Global, Inc. Mr. Miller also serves as a director of The Paley Center for the Media and American Film Institute.

Key Skills & Qualifications  In light of Mr. Miller’s extensive knowledge of the media industry acquired through his high level executive roles at Integrated Media Company, News Corporation, AOL and USA Networks Information and Services, his other management experience, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

LEONARD TOW

Age: 90

Director since June 2011

Dr. Tow is Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow previously served as a director of Cablevision until its sale in June 2016 and Citizens Communications Company. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation, a trustee of Columbia University Mailman School of Public Health, a trustee of WNET.ORG and a member of the board of Lincoln Center Theater.

Key Skills & Qualifications  In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

DAVID E. VAN ZANDT

Age: 66

Director since June 2015

Mr. Van Zandt is the President of The New School. Mr. Van Zandt is also the special general counsel and an adviser for Artal Group S.A., a European-based family controlled and funded private equity firm, and The Invus Group, LLC, a U.S.-based worldwide family controlled and funded private equity firm. From 1995 through 2010, he served as the Dean of Northwestern University School of Law. Mr. Van Zandt joined the faculty of Northwestern University School of Law in 1985. After graduating from law school, Mr. Van Zandt clerked for Judge Pierre N. Leval, U.S. District Court for the Southern District of New York (now on the U.S. Court of

Appeals for the Second Circuit) and for Harry Blackmun, Associate Justice of the Supreme Court of the United States and then joined the law firm, Davis Polk and Wardwell. Mr. Van Zandt is a trustee for the Citizens Budget Commission. He is also a member of the steering committee of the Association for a Better New York and is on the education advisory board for The Vistria Group.

Key Skills & Qualifications  In light of Mr. Van Zandt’s significant and valuable leadership and management experience as the President of The New School and as the Dean of Northwestern University School of Law and the extensive experience he has gained in strategic planning, risk management and governance by serving in those roles, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be elected to the Board.

CARL E. VOGEL

Age: 61

Director since June 2013

Mr. Vogel is a private investor. He serves as an industry advisor for Kohlberg Kravis Roberts & Co. L.P. and a Senior Advisor of DISH Network Corporation. Mr. Vogel is also the President and sole stockholder of Bulldog Capital, Inc., a private investment firm. From November 2011 to October 2014, Mr. Vogel served as a Senior Adviser of The Gores Group, a private equity firm. From June 2005 until March 2009, Mr. Vogel served as Vice Chairman of DISH Network Corporation (formerly Echostar Communications Corporation, a satellite-delivered digital television services provider) and President from September 2006 until February 2008 of Echostar Communications Corporation. From October 2007 to March 2009, Mr. Vogel was Vice Chairman and Senior Advisor at Echostar Corp. Prior to that, Mr. Vogel was President, Chief Executive Officer and a director of Charter Communications, a broadband service provider. He is director of DISH Network Corporation, Sirius/XM Holdings Inc., Shaw Communications, Inc. and Universal Electronics Inc. Mr. Vogel previously served on the board of directors of Ascent Capital Group, Inc., NextWave Wireless Inc., ICG Communications and Liberty Satellite.

Key Skills & Qualifications  In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH Network Corporation and Charter Communications Inc., his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class  A stockholders, has concluded that he should be reelected to the Board.

Directors Elected By Class B Common Stockholders

WILLIAM J. BELL

Age: 79

Director since June 2011

Mr. Bell was a Consultant to Cablevision from 2005 to 2014 and held various positions at Cablevision and its predecessor from 1979 to 2004, including serving as its Vice Chairman and Chief Financial Officer until 2004. He serves as a director of MSG Networks. Mr. Bell also serves as the Treasurer and a director of the Lustgarten Foundation.

Key Skills & Qualifications  In light of Mr. Bell’s experience in various positions with Cablevision since 1979, including as its former Vice Chairman and Chief Financial Officer, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHARLES F. DOLAN

Age: 92

Director since March 2011

Mr. Charles F. Dolan is Executive Chairman of the Company since June 2011. Mr. Dolan served as the Chairman of Cablevision from 1985 until its sale in June 2016. He was Chief Executive Officer of Cablevision from 1985 to October 1995. Mr. Dolan founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985 and established Manhattan Cable Television in 1961 and Home Box Office in 1971. He serves as a director of MSG Networks and MSG, and previously served as a director of Cablevision. Mr. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the father-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience as founder of Cablevision, his previous service as Chairman and Chief Executive Officer of Cablevision and its predecessors, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Networks, MSG and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

JAMES L. DOLAN

Age: 63

Director since March 2011

Mr. James L. Dolan is Executive Chairman of MSG Networks since July 2009. He is also Executive Chairman of MSG since October 2015 and Chief Executive Officer of MSG since November 2017. Mr. Dolan was the President and Chief Executive Officer of MSG Networks from March 15, 2015 to July 15, 2015. Mr. Dolan was Chief Executive Officer of Cablevision from October 1995 until its sale in June 2016. He was President of Cablevision from June 1998 to April 2014, Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995, and Vice President of Cablevision from 1987 to September 1992. He serves as a director of MSG Networks and MSG. Mr. Dolan previously was a director of Cablevision and Live Nation Entertainment, Inc. Mr. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the brother of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer from 1995 until its sale in June 2016 and his experience as the Executive Chairman of MSG Networks, Inc. since 2009 and MSG since 2015, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Networks, MSG and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

KRISTIN A. DOLAN

Age: 53

Director since June 2011

Ms. Kristin A. Dolan is the founder and has been the Chief Executive Officer of 605, LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in November 2016. She previously served as the Chief Operating Officer of Cablevision from April 2014 until its sale in June 2016. She was President of Optimum Services for Cablevision from April 2013 to April 2014, Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013 and Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of MSG, MSG Networks, Revlon, Inc. and The Wendy’s Company and previously served as a director of Cablevision. Ms. Dolan is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney and Marianne Dolan Weber.

Key Skills & Qualifications  In light of Ms. Dolan’s experience in various positions with Cablevision since 1990, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company, MSG Networks, MSG and Cablevision, Revlon, Inc. and The Wendy’s Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PATRICK F. DOLAN

Age: 67

Director since June 2011

Mr. Patrick F. Dolan is Senior Network Advisor of News 12 Networks since April 2018. News 12 Networks is a subsidiary of Altice N.V. He was the President of News 12 Networks from February 2002 to April 2018 and from September 1995 to February 2002. He is a majority owner of Newsday Media Group since July 2016. Mr. Dolan previously served as a director of Cablevision. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience in his position with News 12 Networks and in various previous positions with Cablevision, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN

Age: 66

Director since June 2011

Mr. Thomas C. Dolan was Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision from September 2008 until its sale in June 2016. He was Chief Executive Officer of Rainbow Media Corp. from April 2004 to April 2005. Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. He serves as a director of MSG Networks and MSG and previously served as a director of Cablevision. Mr. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Mr. Dolan’s experience in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Networks, MSG and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

BRIAN G. SWEENEY

Age: 54

Director since June 2011

Mr. Brian G. Sweeney served as the President of Cablevision from April 2014 and Chief Financial Officer of Cablevision from March 2015 until its sale in June 2016. Previously, Mr. Sweeney served as the Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014, Senior Vice President — Strategic Software Solutions of Cablevision from June 2012 to January 2013 and Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of MSG Networks and MSG and previously served as a director of Cablevision. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

Key Skills & Qualifications  In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, MSG Networks, MSG and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

VINCENT TESE

Age: 76

Director since June 2016

Mr. Tese has been Chairman of ICE Clear Credit LLC since 2013. Mr. Tese was the Chairman of FCB Financial Holdings, Inc. (formerly known as Bond Street Holdings, LLC) from November 2009 to January 2019 and the Executive Chairman of FCB Financing Holdings, Inc. and its subsidiary, Florida Community Bank from January 2010 to January 2019. Mr. Tese served as Chairman and Chief Executive Officer of the New York State Urban Development Corporation from 1985 to 1987 and as Director of Economic Development for New York State from 1987 to December 1994.He is a director of MSG, Intercontinental Exchange, Inc. and Mack-Cali Realty Corporation. He also serves as a trustee of New York Presbyterian Hospital and New York University School of Law. Mr. Tese previously was a director of Gabelli Asset Management, National Wireless Holdings, Inc., The Bear Stearns Companies, Inc., Cablevision and MSG Networks.

Key Skills & Qualifications  In light of his experience as the chief executive officer of the New York State Urban Development Corporation, his other governmental service, his experience as the executive chairman of Florida Community Bank, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be elected to the Board.

MARIANNE DOLAN WEBER

Age: 61

Director since June 2011

Ms. Marianne Dolan Weber is President of Heartfelt Wings Foundation Inc. since August 2015 and a Member of the Board of Green Mountain Foundation Inc. since September 2015. Ms. Dolan Weber currently serves as the manager of MLC Ventures LLC, a family investment office. Ms. Dolan Weber served as Chairman of The Dolan Family Foundation and The Dolan Children’s Foundation from September 1999 through December 2011, President of The Dolan Family Foundation from 1986 to September 1999, President of The Dolan Children’s Foundation from 1997 to September 1999, and Vice Chairman and Director of Dolan Family Office, LLC from 1997 through December 2011. She serves as a director of MSG and previously served as a director of Cablevision and MSG Networks. Ms. Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Kristin A. Dolan and Brian G. Sweeney.

Key Skills & Qualifications  In light of Ms. Dolan Weber’s experience as Chairman of the Dolan Family Foundation and the Dolan Children’s Foundation, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company, MSG Networks, MSG and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

ROBERT C. WRIGHT

Age: 76

Director since June 2011

Mr. Wright is Senior Adviser of Lee Equity Partners LLC (formerly known as Thomas H. Lee Capital), an investment firm, since 2008. He served as Vice Chairman of General Electric Company and President, Chief

Executive Officer and Chairman of NBC and NBC Universal from 1986 to 2007. Mr. Wright has served on the boards of General Electric Company, NBC Universal and EMI Group Global Inc. Mr. Wright is a director of Ralph Lauren Corporation. He is a trustee of the New York Presbyterian Hospital, co-founder of Autism Speaks and the founder of The Suzanne Wright Foundation.

Key Skills & Qualifications  In light of Mr. Wright’s extensive business leadership and management experience at a major television network and leading media and entertainment company and his service as a director of other public companies, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2019. KPMG will audit our financial statements, including our internal control over financial reporting, for 2019. Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees for services rendered by KPMG, our independent registered public accounting firm, in 2018 and 2017:

	2018	2017
Audit fees (1)	$3,709,849	$3,499,271
Audit-related fees (2)	$ 728,649	$ 206,885
Tax fees (3)	$ 186,481	$ 383,804
All other fees (4)	$ 72,680	$ 81,029

(1)

Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s financial statement audit, including the integrated audit of internal control over financial reporting, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries, (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods and (iv) procedures related to the Company’s debt offerings.

(2)	Audit-related fees billed to the Company consisted principally of services relating to due diligence in connection with acquisitions and employee benefit plan audits.

(3)	Tax fees billed to the Company consisted of fees for advisory services relating to state, federal and foreign tax matters and compliance services.

(4)	All other fees billed to the Company consisted of contract compliance and other permitted advisory services.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit fees,” “Audit-related fees,” and “Tax fees” and “All other fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. Three independent Class A Directors comprise the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Audit Committee has no material relationship with the Company under the Board’s independence standards and each is independent and financially literate under the listing standards of NASDAQ and under the SEC’s standards relating to independence of audit committees. In addition, the Board of Directors has determined that all of our Audit Committee members: Messrs. Van Zandt and Vogel, and Dr. Tow, satisfy the financial expertise requirements of NASDAQ and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the applicable requirements of the PCAOB. Finally, the Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG’s independence, and has discussed with KPMG its independence.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit Service Provider and KPMG the overall scope of and plans for their respective audits. The Audit Committee meets with the Internal Audit Service Provider in regular and executive sessions (with and without management), to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

The Audit Committee is also responsible for the approval of audit fees, and the Committee reviewed and approved all fees paid to KPMG. These fees are described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accountants. The Audit Committee has adopted a formal policy for pre-approval of audit-related and non-audit services, which is briefly described under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee concluded that KPMG is independent from the Company and its management.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2018 filed with the SEC. The Audit Committee has also retained KPMG as the Company’s independent registered public accountants for the fiscal year 2019. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent registered public accountants is in the best interests of the Company and its stockholders and have recommended that stockholders ratify the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year 2019.

Members of the Audit Committee

Carl E. Vogel (Chair)

Leonard Tow

David E. Van Zandt

Dated: April 15, 2019

COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks’ executive compensation program emphasizes alignment of pay and performance through annual and long-term programs that provide performance-based incentives tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Compensation Discussion and Analysis provides a discussion of our compensation philosophy and 2018 program for the following named executive officers (“NEOs” or “Named Executive Officers”):

Charles F. Dolan	Executive Chairman
Joshua W. Sapan	President and CEO
Edward A. Carroll	Chief Operating Officer
Sean S. Sullivan	Executive Vice President and Chief Financial Officer
James G. Gallagher	Executive Vice President and General Counsel

EXECUTIVE SUMMARY

Business Highlights

Our Business

AMC Networks owns and operates several of cable television’s most recognized brands, delivering high quality content to audiences and a valuable platform to distributors and advertisers. Since our founding in 1980, we have been a pioneer in the cable television programming industry, having created or developed some of the industry’s leading programming networks, with a focus on the programming of original productions.

Strong 2018 Performance Continues to Drive Long-Term Financial Results

The Company continued to deliver strong financial results in 2018. The Company’s strong balance sheet allows us to continue to execute on our strategy to diversify and expand our business by making strategic investments, including our acquisition of RLJ Entertainment, which included Acorn TV and Urban Movie Channel streaming services and meaningfully advanced the Company’s direct-to-consumer interests, a key priority in the Company’s focus to diversify our revenue and grow our business. Here are some key highlights:

•	Net revenues increased 5.9% to a record $3.0 billion

•	Operating income increased to $727 million

•	Adjusted operating income (AOI) increased to a record $933 million

•	Cash provided by operating activities was $607 million

•	Free cash flow was $502 million

We continued the long-term trend of growing net revenues and adjusted operating income while generating significant free cash flow and delivering strong operational performance for our stockholders. Our incentive compensation is determined by successful performance against these financial measures and is designed to promote the creation of long-term stockholder value. Our Annual Incentive program awards include not only these financial measures but also an assessment of each business unit’s achievement of certain strategic objectives and our performance relative to our peers.

The Compensation Committee has identified Net Revenues, Adjusted Operating Income (AOI) and Free Cash Flow to be the three key financial measures that promote the creation of long-term stockholder value; investors and analysts use these measures to compare performance in the industry. In order to create a meaningful link between our performance and our NEOs’ compensation, these three financial measures are utilized in calculating the Company’s incentive compensation. The chart below provides the Company’s performance for these measures in 2016, 2017 and 2018.

(1)	2016 Operating Income includes impairment charges of $68 million and 2017 includes impairment charges of $28 million.

(2)

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, impairment and related charges (including gains or losses on sales or dispositions of business), restructuring expense or credit and the Company’s proportionate share of adjusted operating income (loss) from greater than 50% owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

(3)	For a reconciliation of these non-GAAP figures with the corresponding GAAP figures, please see Annex A.

(4)	Free Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures and cash distributions to non-controlling interests.

The Company continues to focus on our commitment to return value to our stockholders through our Board approved stock repurchase program authorizing the Company to repurchase up to $1.5 billion of the Company’s outstanding shares of Class A Common stock. As of February 22, 2019, the Company has approximately $558 million available for future repurchases. Our share repurchases are part of an overall capital allocation strategy overseen by our Board of Directors and designed to efficiently balance return of capital to stockholders with investment in our business.

One-Year Total Stockholder Return (through December 31, 2018)(1)

                                                                         Source: S&P Capital IQ

(1)	The Total Stockholder Chart uses the opening price of AMC Networks Inc. and the opening price of the S&P 500 Index on January 2, 2018.

In 2018, the Company continued to increase our investment in world-class original programming and to build brands that have passionate, engaged and connected audiences. This investment has enabled us to expand the distribution of our content through new and existing platforms, leading to growth in our distribution revenues. Because we offer high value programming and powerful, established brands at attractive pricing, no other independent programmer has broader carriage on virtual multichannel video programming distributors (MVPDs). Through the Company’s AMC Studios operation, we now own more of our content, which has enabled us to invest in and grow our content licensing and international channels business, providing us with increasing revenue diversification and a vibrant, global platform. In addition, the Company made significant progress on our key strategic initiatives, including our plan to diversify our revenue base and expand our direct to consumer businesses, in particular, through our acquisitions of RLJ Entertainment and Levity Entertainment Group.

In 2018, the Company’s businesses achieved notable successes, which the Committee uses in assessing each business unit’s achievement of our strategic objectives as well as our performance relative to our peers. The Compensation Committee believes that the efforts and leadership of our senior management team, including our NEOs, have been critical to the Company’s accomplishments.

We highlighted some of our 2018 achievements below.

•  AMC continued to solidify its position of being the home to some of TV’s biggest scripted series. In 2018, AMC was again the #1 destination for original programming in all cable television and was home to three of the top six shows on cable television among Adults ages 18-49 in LIVE + 3 ratings. AMC’s 2018 programming slate had a range of popular and critically-lauded series including The Walking Dead, Fear the Walking Dead, and Better Call Saul.

•  2018 marked the 9th year of AMC having the #1 show on cable television, with The Walking Dead. In terms of scripted impressions among adults in the network’s key target demo, AMC dominates every other cable group, delivering 28% of all scripted impressions on cable TV, outpacing by a wide margin NBCU, 21st Century Fox, Viacom, Warner Media and ABC/Disney.

•  Fear the Walking Dead returned for a fourth season that was creatively better than ever. With double digit ratings growth in key demos, one of very few cable originals to see ratings increases over its prior season.

•  AMC’s The Terror, produced with Ridley Scott, ranked as a top 10 new cable drama among Adults ages 25-54 and its premiere ranked as the year’s top-rated new drama on cable.

•  AMC Premiere, the first in ecosystem commercial free offering of its kind, continued to grow. The offering increasingly includes early windowing of content as well as new content, including a new series to debut in 2019 called NOS4A2 from talented writer Joe Hill (author Stephen King’s son) and produced by AMC Studios.

•  BBC AMERICA delivered its Top 2 Most Watched Years Ever across all key audiences in back to back years and ended the year as the Fastest Growing Cable Network of the Fourth Quarter 2018.

•  BBC AMERICA’s series, Killing Eve, debuted as one of the biggest series launches in the network’s history, was a top 10 drama on cable and is the only scripted series to grow every episode in both target demos since Nielsen Live +3 measurement began over a decade ago.

•  Killing Eve received two Emmy Award nominations for Best Writing and Best Actress and its star, Sandra Oh, won the Golden Globe Award for Best Actress in a Dramatic Series.

•  BBC AMERICA also received an Emmy nomination for its recently-concluded original series Orphan Black with lead actress Tatiana Maslany nominated in the Best Actress- Drama category, giving BBC AMERICA the distinction of having two shows competing in that prestigious category in 2018.

•  BBC AMERICA’s series, Blue Planet II, the latest installment in the popular “Planet Earth” franchise, debuted across AMC networks’ U.S. channels and became the highest rated natural history show on American television in nearly a decade. Series narrator, David Attenborough, won the Emmy Award for “Outstanding Narrator”.

•  BBC AMERICA’s The Royal Wedding week coverage reached 23 million unique viewers and its Royal Wedding day coverage was the most watched day ever in the network’s history.

•  BBC AMERICA’s Doctor Who, the longest running sci-fi franchise in TV history, returned with actress Jodie Whittaker becoming the first female doctor in the history of the series. Audiences increased 50% for the season debut and the show continued to rank among cable’s most popular dramas on social media platforms for the year.

•  WE tv remained the #1 Cable Network for African American adults and women on Thursday nights in primetime and ranked as the second fastest growing network among its competitive set in primetime.

•  WE tv’s original series, Love After Lockup, was the fastest growing new cable reality series for 2018 and grew its audience every week of its first season among key demos, including growing the network’s delivery of women aged 25-54 by 86%.

•  The network’s successful franchise series including Braxton Family Values, Marriage Boot Camp: Reality Stars, and Growing Up Hip Hop: Atlanta continued to perform strongly among Adults ages 25-54 in LIVE+3 ratings.

•  SundanceTV continued to rank in 2018 as one of the fastest growing entertainment networks on cable TV.

•  In 2018, SundanceTV had another year-over-year double-digit ratings increases among its target demo of Adults ages 25-54, making 2018 the best year in the network’s history.

•  In 2018, SundanceTV continued to strengthen its programming with the launch of its new program, Jonestown: Terror in the Jungle which became its highest performing original program in the network’s history.

•  IFC was also well-represented across many “Best Of” critics lists for 2018, underscoring IFC’s ability to break through in a crowded field with popular and acclaimed shows including Brockmire, Documentary Now!, and Stan Against Evil.

•  Following a successful eight-year run, IFC’s Portlandia was recognized with two Emmy nominations for its final season.

•  IFC’s series, Brockmire, starring Hank Azaria, which originated as a Funny or Die short, concluded its second season with critical acclaim and strong performance.

•  IFC Films continued to distribute critically-acclaimed, distinctive independent films, including the release of The Death of Stalin, directed and co-written by Armando Iannucci of VEEP, and co-starring Steve Buscemi. The film was very well-received by critics, which led to strong box office performance. The film also appeared on over 20 critics’ “Best of” 2018 Film lists, including The New York Times.

•  IFC Films’Wildlife, the directorial debut of actor Paul Dano, was nominated for three Independent Spirit Awards for Best First Feature (Paul Dano), Best Actress (Carey Mulligan) and Best Cinematography (Diego Garcia), and a Critics Choice Nomination for Best Young Actor Ed Oxenbould. The film was named on over 15 critics’ “Best of” 2018 Film lists.

•  Film label Sundance Selects also released Blaze, directed by Ethan Hawke, which received critical support, and Claire Denis’ critically-acclaimed film Let The Sunshine In starring Juliette Binoche, which was named as a Top 10 Best Film from 2018 including by The New York Times.

•  Both of IFC Films’ popular film and TV festivals returned in 2018: DOC NYC, the largest non-fiction film festival in the US, celebrated 10 years of showcasing documentary storytelling; and the “Split Screens” TV festival returned for a second year.

•  In 2018, we saw ratings growth across our international portfolio of channels, with standout shows that included AMC’s The Terror as well as Fear the Walking Dead, which continues to be the number one series on our AMC Global channel in the territories where it is carried.

•  In Latin America, distribution of AMC Networks International’s portfolio of six brands increased by 15M subscribers, driven by demand from key operators across the region. This growth was complemented by strong ratings performance, including AMC having its best year since its launch, leading pay-tv ratings growth in Brazil among international networks and performing well in Mexico and Peru. Cooking and lifestyle brands El Gourmet and Más Chic performed well as a result of a robust slate of popular original productions in the region.

•  In Europe, the divisions achieved strong ratings in key markets. Spain’s portfolio of 14 channels ranked #1 in pay-tv viewership for total audience (P4+). Canal Hollywood was the #1 pay-tv movie channel in terms of viewership in Iberia. In the UK, CBS Reality was the #1 factual entertainment channel for women, and Horror Channel was the second most watched free-to-air movie channel for men aged 25-54. Sport1 and Sport2 were the most viewed commercial sports channels in Hungary, and TV Paprika was the country’s #1 cooking channel.

•  Established in 2010 to produce The Walking Dead, AMC Studios continues to grow and pursue its strategy to own and distribute more of its content with approximately 15 shows for our networks and streaming platforms in the coming year for air across the Company’s national networks as well as its AMC and Sundance TV branded international channels.

•  AMC Studios generated additional revenues from sales of subscription video-on-demand rights as well as from sales of its originals to international territories in which AMC Networks does not operate.

•  AMC announced the first projects in development for The Walking Dead Universe, including a third series currently in development under the direction of The Walking Dead Chief Content Officer, Scott Gimple. In addition to the third series, other projects for The Walking Dead Universe include films, specials, digital content and more.

2018 Key Compensation Decisions

Taking into consideration the Company’s strong overall 2018 performance and strong performance relative to peers, the Compensation Committee made the following determinations for this year:

Topic	Committee Action	Committee Rationale

Annual Incentive Bonus Pool	Approved the 2018 annual incentive bonus payouts at 115.5%

To reflect the Company’s performance, the Compensation Committee approved the payout of the annual incentive bonuses to the NEOs at 115.5% of target, based on the Company’s overall corporate performance, which is calculated based on (i) the weighted average of each business unit’s financial performance against pre-established financial targets and (ii) an assessment of each business unit’s achievement of certain strategic objectives and our performance relative to our peers during the year.

2016-2018 Performance Restricted Stock Unit Award Payout	Certified Company’s achievement of performance objectives and approved payout at 101.9% for Company’s long-term performance restricted stock unit awards

To reflect the Company’s solid financial performance over the three-year period of 2016 to 2018, the Compensation Committee certified and approved the achievement of the Company’s specified targets of average AOI, average net revenues and average free cash flow measures over the three years resulting in an overall payout of these awards at 101.9% target.

Stockholder Engagement and Our Compensation-Related Stockholder Votes

The Company values feedback from our stockholders and regularly engages with stockholders to keep informed on the evolving perspectives of the investor community. We engage with our stockholders on various matters, including Company performance and strategy, our Board and corporate governance practices, and our executive compensation program as well as environmental and social matters with a particular focus on diversity in the Company’s programming, workforce and leadership. These stockholder dialogues, focused on governance and compensation matters, are an important component of the Compensation Committee’s review of our executive compensation program.

The Compensation Committee believes that our executive compensation program closely links to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation. Management and directors also engaged with our institutional shareholders in meetings and calls regarding our executive compensation program throughout 2018.

Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2018 annual meeting of stockholders, the Company has determined to conduct an advisory vote on executive compensation, or “say-on-pay,” every three years, as permitted under SEC rules.

In the Company’s most recent advisory “say-on-pay” proposal, which was held in 2018, 90% of stockholders (including more than 70% of the holders of our Class A Common Stock) voted to approve on an advisory basis the Company’s executive compensation. The Compensation Committee considered the results of this vote, as well as the Company’s ongoing discussions with stockholders, confirmation of the changes that it has made to our compensation program over the years, including converting our long-term cash incentive awards into long-term performance restricted stock unit awards.

Compensation Governance Practices

Our executive compensation program is governed by sound pay practices highlighted below that are maintained and reviewed by our Compensation Committee.

✓	Align pay and performance
✓	Majority of compensation is at risk
✓	Engage in rigorous target-setting process for incentive metrics
✓	Prohibit hedging and short sales by all employees
✓	Discourage pledging of Company stock and require pre-approval
✓	No excise tax gross up provisions
✓	No dividends or dividend equivalents on unvested RSUs and PSUs
✓	Include clawback provisions in our equity awards
✓	Stockholder feedback incorporated into compensation program reviews

Philosophy and Objectives of Our Executive Compensation Program

The Company is a media business comprised of dynamic and powerful brands. In support of our business objectives, the Company places great importance on our ability to attract, retain, motivate and reward experienced executive officers. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of the strategic objectives of growing the Company’s businesses and maximizing stockholder value. The Compensation Committee sets executive compensation, and seeks to offer both short and long-term incentive compensation programs that will provide competitive compensation, drive performance and encourage executive retention, guided by the following principles:

•	The majority of compensation for the Company’s executive officers should be at risk and contingent on Company performance;

•	Incentive compensation of the Company’s executive officers should be weighted more heavily on long-term rather than short-term accomplishments and results;

•	Equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

The overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total target compensation, rather than individual compensation elements, is the Compensation Committee’s focus in designing the competitive compensation program.

The primary elements of 2018 executive compensation are base salary, an annual cash incentive award and long-term incentive awards in the form of RSUs, which vest ratably over three years, and PSUs that typically cliff vest at the end of three years. We target the elements of our compensation so that at least 70% of total target compensation for our NEOs is performance-based. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Elements of the Company’s Compensation Program

Our executive compensation program is designed to provide a mix of fixed and variable incentive awards, including short-and long-term incentives:

2018 NEO Total Direct Compensation Program Structure

Component		Pay for Performance Rationale	Performance Period
Base Salary		• Based on level and merit	N/A
Annual Cash Incentives

•  Combination of weighted average of all business units’ operating performance (including revenue, AOI and Free Cash Flow) and an assessment of each business unit’s achievement of certain strategic objectives and our performance relative to our peers

One year

Long-Term Incentive Awards	Performance Stock Units (PSUs) • 60%: CEO/Chairman • 50%: Other NEOs	• AOI • Net revenue • Free cash flow • Stock Performance	Three years
	Restricted Stock Units (RSUs) • 40%: CEO/Chairman • 50%: Other NEOs	• Stock Performance	Ratably over three years

2018 CEO Annual Compensation Decision Mix

2018 Performance Metrics

A significant percentage of total compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the Compensation Committee’s independent compensation consultant and other factors, such as each executive officer’s experience, performance and length of service, to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s AOI, net revenues and free cash flow. The Compensation Committee believes that these are the key measures for evaluating our NEOs’ effectiveness in executing the Company’s strategy as these are the common performance measures used by the Company’s investors and analysts to evaluate the Company’s operating performance. The Compensation Committee believes that successful performance against these measures promotes the creation of long-term stockholder value.

•

Net revenue growth is important to the creation of long-term stockholder value because it is a reflection of management’s ability to grow our top line through growth in advertising, distribution and other revenue.

•	AOI is important because it reflects our ability to control costs and generate cash through our operations to invest in our current businesses as well as new opportunities.

•	Free cash flow reflects our ability to generate cash for our stockholders after we have made the necessary investments in our current operations to ensure they continue to perform.

In connection with the Annual Incentive Award payout, the Committee considers these financial measures for each of our business units as well as an assessment of each business unit’s achievement of certain strategic objectives and our performance relative to our peers.

2018 COMPENSATION DECISIONS

Employment Agreements

We have written employment agreements with each of our NEOs. We enter into employment agreements with our senior executives when the Compensation Committee determines that it is appropriate to attract or retain an executive. As discussed in greater detail below under Executive Compensation Tables, “Employment Agreements,” much of the NEOs’ compensation is determined in accordance with their employment agreements. Mr. Dolan’s employment agreement was entered into in connection with the Company’s 2011 spin off from Cablevision and approved by Cablevision’s compensation committee at a time when the Company was a subsidiary of Cablevision. The Company entered into an employment agreement with Mr. Sapan in 2014 and with Mr. Carroll in 2016. On October 12, 2018, the Company entered into new employment agreements with Messrs. Sullivan and Gallagher, replacing their 2016 employment agreements. These new agreements became effective on October 10, 2018. The Compensation Committee believes that entering into employment contracts with our senior executives provides management stability and helps ensure that the Company has the continuity to achieve our strategic objectives. The Compensation Committee further recognizes that the entertainment industry standard practice is for executives to have employment agreements. Each of the NEOs has demonstrated strong performance and willingness to take on greater responsibilities as the Company grows and their multi-year agreements are designed to ensure their continued contributions to the Company.

Base Salaries

Base salaries for our executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. The Compensation Committee currently reviews the salaries of the executive officers at least annually. The Compensation Committee evaluates each executive’s performance and experience and based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see Executive Compensation Tables, “Employment Agreements” below.

Effective January 1, 2018, the Compensation Committee increased the base salaries of Messrs. Carroll, Sullivan and Gallagher by the standard 2% merit increase provided to all of the Company’s senior officers. For 2018, Messrs. Dolan and Sapan did not receive any base salary increase. The annual base salaries paid to the NEOs in 2018 were as follows: Mr. Dolan — $400,000; Mr. Sapan — $2,000,000; and Mr. Carroll —$1,734,000. From January 1, 2018 through October 9, 2018, Mr. Sullivan received an annual base salary of $918,000 and Mr. Gallagher received an annual base salary of $740,000. Effective as of October 10, 2018, Mr. Sullivan’s base salary was reduced to $900,000 (following discussions with Mr. Sullivan to more heavily weight the long-term compensation opportunities awarded under his new employment agreement) and Mr. Gallagher’s salary was increased to $800,000. See footnote 1 to Executive Compensation Tables, “Summary Compensation Table” for additional information regarding the 2018 base salaries.

Annual Cash Incentives

Annual cash incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year.

We have two performance-based annual incentive programs by which annual cash incentive awards are determined:

•	Cash Incentive Plan (the “CIP”). Annual incentive program for all NEOs.

•	Annual performance incentive program (“Annual Incentive Program”). Annual incentive program for all other members of management.

Although our NEOs were awarded annual incentive compensation under the CIP, the actual calculation and determination of earned incentive awards is based on the Annual Incentive Program. The Compensation Committee exercises discretion to bring CIP payouts in line with the payouts calculated under the Company’s Annual Incentive Program.

NEO Annual Incentive Award Target Setting

Each employee who is eligible for an annual cash incentive award is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2018, target bonuses were set as a percentage of the base salary earned during 2018 (“Eligible Earnings”).

The target annual cash incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher contains a target annual incentive award level. The Compensation Committee currently reviews the target bonus levels of the executive officers, and going forward intends to do so at least annually. The Compensation Committee evaluates each such executive’s performance and experience, and, based on this evaluation and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target bonuses for 2018 (expressed as a percentage of Eligible Earnings other than Mr. Gallagher who received his target bonus as a percentage of his new 2018 base salary) were as follows: Mr. Dolan — 200%; Mr. Sapan — 200%; Mr. Carroll — 175%; Mr. Sullivan — 125%; and Mr. Gallagher — 100%. For information regarding these target annual incentive award levels, see Executive Compensation Tables, “Employment Agreements,” below.

2018 CIP Performance Metrics

The payment of the 2018 annual cash incentive awards under the CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million or two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards. Performance objectives are subject to various adjustments including for acquisitions and dispositions and investments in new business ventures not contemplated when the performance objections are formulated.

In order for the NEOs to be eligible to receive an annual cash incentive award for the year ended December 31, 2018, the AOI of the business units for the year ended December 31, 2018 needed to exceed approximately $723.9 million.

2018 CIP Award Achievements

In March 2019, the Compensation Committee certified the awards as achieved by virtue of the AOI of the business units for the year ended December 31, 2018 equaling approximately $932 million3, and the CIP bonus pool was funded.

The Compensation Committee applied negative discretion under the CIP to bring payouts in line with the payouts under the Annual Incentive Program. Each of our NEOs holds a corporate-wide position and, as such, the amount by which his annual incentive award under the CIP was reduced was determined based on the level of achievement of Company-wide performance metrics under the Annual Incentive Program, as described in more detail below.

2018 Annual Incentive Program Awards

The payment of annual incentive awards under the Annual Incentive Program is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For individuals who hold corporate-wide positions at the Company, the Annual Incentive Program performance objectives are predominantly based on the weighted average performance of the different business units.

For 2018, under the Annual Incentive Program, these performance objectives related to an assessment of business unit performance against goals, strategies, operating performance and growth initiatives. These performance objectives include specific annual growth targets for revenues, AOI and Free Cash Flow for each of the following business units: AMC, BBC AMERICA, WE tv, IFC, SundanceTV, IFC Films, AMC Networks International, Affiliate Sales and Digital & OTT. In addition, each of the networks is expected to achieve growth in advertising, and targets for viewership of new series and has also additional weighted metrics tailored for its business unit. Each business unit also is assessed on its achievement of certain strategic objectives and its performance relative to its peers.

Bonuses awarded under the Annual Incentive Program may also be adjusted based on the recipient’s individual performance. To the extent the Company exceeds or falls short of the Annual Incentive Program performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award.

[3]

AOI for this purpose is based upon the AOI of the Company (see Compensation Discussion and Analysis, “Business Highlights — Outstanding Long-Term Results, footnote 1) excluding the cost of the Company’s long-term incentive program that is included as an expense of the Company’s reporting segments. For 2018, “AOI” was subject to adjustment for the following events: the exclusion of charges for long-term incentive expense and acquisitions (including certain small international acquisitions).

2018 Annual Incentive Award Payouts

Based on the performance under each of the CIP and Annual Incentive Program, the 2018 annual incentive awards were paid by the Company to the NEOs as shown in the table below:

NEO	Eligible Earnings	Target Bonus as % of Base Salary	Target Bonus	Earned Annual Incentive Program Award of Target	Actual CIP Annual Incentive Award

Charles F. Dolan	$400,000	200%	$800,000	115.5%	$924,000

Joshua W. Sapan	$2,000,000	200%	$4,000,000	115.5%	$4,620,000

Edward A. Carroll	$1,734,000	175%	$3,034,500	115.5%	$3,504,848

Sean S. Sullivan	$913,906	125%	$1,142,383	115.5%	$1,319,452

James G. Gallagher	$800,000	100%	$800,000	115.5%	$924,000

Long-term Incentives

Long-term incentives represent a substantial portion of our NEO’s total compensation. For 2018, our long-term incentive program for all executives consisted of two elements: PSUs and RSUs. These long-term incentives are awarded to members of management based upon each individual’s grade level. Except for Messrs. Dolan and Sapan, who receive long-term incentive awards comprised of 60% of the value in PSUs and 40% of the value in RSUs, these long-term incentive awards granted to the other NEOs are comprised of 50% of the value in PSUs and 50% of the value in RSUs.

Performance Stock Unit Awards

In 2018, our executive compensation program provided annual grants of three-year PSU awards to executive officers and other members of management to be earned on the basis of long-term performance of the Company relative to pre-established financial goals. The 2018 PSUs were made to such executive officers and certain other members of senior management pursuant to the Company’s 2016 Employee Stock Plan. The Compensation Committee sets the performance objectives for each award in the first quarter of the year of grant. Each recipient is eligible to receive a target PSU award, the amount of which depends on the employee’s grade level and employment agreement, if any. To the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date, eligible employees may receive payments greater than or less than (or none of) their target PSU.

2018 PSU Award Grants. In March 2018, the Compensation Committee granted PSU awards to the NEOs in the following target amounts:

NEO	PSU Awards (at target)	Grant Date Fair Value*
Charles F. Dolan	17,476	$879,567
Joshua W. Sapan	163,107	$8,209,175
Edward A. Carroll	33,010	$1,661,393
Sean S. Sullivan	25,243	$1,270,480
James G. Gallagher	14,564	$733,006

*

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 using a share price of $50.33 on March 9, 2018 as its grant value. The 20-trading day average share price was used to determine the number of shares granted to executive officers.

All 2018 PSU awards are subject to achievement of specified targets of AOI, net revenues and free cash flow (determined by calculating the average of AOI, net revenues and free cash flow of the Company earned in 2018, 2019 and 2020) as well as vesting based on continuous employment through the date as of which the Compensation Committee determines performance against the performance objectives. These performance targets are intended to measure the Company’s ongoing operating performance and are subject to various adjustments including for acquisitions and dispositions and investments in new business initiatives not contemplated at the time the performance objectives are formulated and exclude all charges for long-term performance-based compensation.

The 2018 performance awards will be determined based on the weights and performance achievements as shown in the table below:

Metric	Weight	Threshold	Target	Maximum

Average AOI	50%	80% of target	Target from strategic plan	115% of target

Average Net Revenues	30%	80% of target	Target from strategic plan	115% of target

Average Free Cash Flow	20%	80% of target	Target from strategic plan	115% of target

Award Earned*		80%	100%	115%

*	No award will be earned for performance below threshold. Performance between threshold and target and between target and maximum will be established by linear interpolation.

Because the targets for the 2018 awards have been derived from the Company’s confidential strategic plan, which is not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm and for this reason the three-year PSU financial targets are not disclosed. We believe that our strategic plan, and consequently the targets set by the Compensation Committee are ambitious and reflect desired above-market performance. In determining the threshold levels of performance, the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison of the strategic plans with analysts’ published projections of our growth as well as the projected growth of some of our competitors, were considered. The 2018 PSUs include a sliding scale of payouts based upon the achievement over the next three years of average AOI, average net revenues and average free cash flow. As a result of the increasing competitive challenges in the industry and the Committee’s decision to retain ambitious financial targets in its 2018 performance awards, the Committee broadened the range for payouts under the awards to a threshold of 80% of target to a maximum payout of 115% of target. The Compensation Committee believes that the lowest levels on the sliding scale of the 2018 awards should be achieved, although there can be no assurance this will occur. The Compensation Committee has the authority to amend or waive the performance targets under the 2018 awards and to make interpretations thereof and adjustments thereto subject to the award agreement.

Change to 2019 PSU Award Terms

For 2019, the Compensation Committee determined to award PSUs with three one-year performance periods where the performance conditions for each year are set at the beginning of such year (as opposed to a single three-year performance period where the performance conditions are set at the beginning of such period). The percentage of target earned in each of the three years (which may not exceed 150% of target) will be averaged at the end of the third year and adjusted by a performance modifier based on the Company’s share of subscribers and audience among a comparator group measured over the full three-year period. The modifier has the ability to reduce or increase the three-year average performance by up to +/- 10%. The Compensation Committee made these changes to enable the Compensation Committee to determine appropriate annual incentive goals throughout the performance period and included the modifier so that the PSUs earned continue to reflect the long-term performance of the Company over the three-year period.

The revised PSU design continues to enable the Company to achieve the intended goals of its long-term incentive plan — alignment with stockholders and retention of key executives — while providing the flexibility to set appropriate annual incentive goals in an increasingly changing media landscape. With respect to stockholder alignment, the three-year horizon of the AMCX share price remains a defining element in the eventual value of PSUs. Further, combining a three-year modifier wrapped around three one-year measures enables the Company to annually set meaningful and challenging business goals while maintaining a long-term focus toward audience development, whose continued growth remains a critical success factor for the Company.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of RSUs are made to executive officers and certain other members of management pursuant to the Company’s 2016 Employee Stock Plan. The RSUs granted to the NEOs also include a performance vesting condition. The 2018 RSU awards were granted on March 9, 2018 and vest ratably over a three-year vesting period, subject to the attainment of the performance vesting condition during such three-year period. The Committee believes that this vesting schedule provides the Company with a more effective recruitment tool, conforms to industry practice and is appropriately balanced by the three-year cliff vesting of the PSUs.

In March 2018, the Compensation Committee granted RSUs to the NEOs in the following amounts:

NEO	RSU Awards	Grant Date Fair Value*
Charles F. Dolan	11,484	$ 607,044
Joshua W. Sapan	107,178	$5,665,429
Edward A. Carroll	32,536	$1,719,853
Sean S. Sullivan	24,881	$1,315,210
James G. Gallagher	14,355	$ 758,805

*

The grant date fair value listed above is calculated in accordance with FASB ASC Topic 718 using a share price of $52.86 on March 9, 2018 as its grant value. The 20-trading day average share price was used to determine the number of shares granted to executive officers.

The 2018 RSU awards granted in March will vest ratably over a three-year vesting period subject to continued employment and include a performance threshold. The performance objectives required the Company to achieve 80% of Business Unit AOI (relative to 2017) in any of the three fiscal years: 2018, 2019 and 2020. “Business Unit” means the combined AOI of the Company’s operating businesses.

In addition to the RSU awards granted in March, the Company granted each of Messrs. Sullivan and Gallagher an additional RSU award as additional incentive to continue their employment with the Company in accordance with the terms of their new employment agreements on October 10, 2018 in the amount of 92,808 RSUs and 61,872 RSUs, respectively. These one-time special equity retention awards vest on December 31, 2022, subject to continued employment and achievement of the applicable performance criteria. The awards’ performance objectives require the Company to achieve 80% of Business Unit AOI (relative to 2017) in any of the fiscal years 2019 and 2020.

Additional information regarding RSUs for the NEOs during 2018 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2018 table under “Executive Compensation Tables” below.

[4]

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, impairment and related charges (including gains or losses on sales or dispositions of business), restructuring expense or credit and the Company’s proportionate share of adjusted operating income (loss) from greater than 50% owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items.

Performance Restricted Stock Unit Awards

Achievement of 2016 Performance Stock Unit Award Objectives. In February 2019, the Compensation Committee certified the Company’s achievement of performance objectives of average “AOI”, average net revenue and average free cash flow for the performance stock unit awards granted in March 2016. In determining the achievement of the performance objectives for the 2016 performance stock unit awards, AOI, net revenue and free cash flow were weighted at 50%, 30%, and 20%, respectively. The following table shows actual performance with respect to each of the performance objectives relative to the ranges established by the Compensation Committee in March 2016 and the resulting performance factor used in calculating the aggregate weighted performance payout of shares at 101.9% of target in March 2019.

($000s)	2016-2018 Target	Financial Performance Range*	Actual 2016-2018 Performance	Actual Performance v. Target	Weighting	Weighted Performance Factor

AOI	$993	$894 – $1,092	$936	94.3%	50%	40.7%

Net Revenue	$3,054	$2.749 –$3,360	$2,828	92.6%	30%	21.2%

Free Cash Flow	$395	$$356 – $435	$437	110.6%	20%	40.0%

Weighted Performance Payout						101.9%

*

These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if average AOI, average net revenues and average free cash flow each fail to reach at least 90% of the targets) to 200% (if, for example, average AOI equals or exceeds 110% of the target, average net revenues equal or exceed 110% of the target, and average free cash flow equals or exceeds 110% of the target).

For the 2016 performance stock unit awards to pay out at 100%, the Company was required to achieve specified targets of average AOI of $993 million, average net revenues of $3,054 million, and average free cash flow of $395 million for years 2016 through 2018 subject to various adjustments including for unanticipated acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation.5 Based upon the Company’s performance, as shown in the table above, the 2016 performance restricted stock unit awards paid out at 101.9% of target in March 2019, which resulted in the following number of shares being issued to each of the NEOs: (i) Mr. Dolan: 8,846; (ii) Mr. Sapan: 121,052; (iii) Mr. Carroll: 25,220; (iv) Mr. Sullivan: 18,624; and (v) Mr. Gallagher: 9,700.

[5]

The Company defines AOI, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, impairment and related charges (including gains or losses on sales or dispositions of business), restructuring expense or credit and the Company’s proportionate share of adjusted operating income (loss) from greater than 50% owned equity method investees. Because it is based on operating income (loss), AOI also excludes interest expense (including cash interest expense) and other non-operating income and expense items. Free Cash Flow is a non-GAAP financial measure and is defined as net cash provided by operating activities less capital expenditures (continuing operations) and cash distributions to non-controlling interests).

COMPENSATION DECISION PROCESS AND COMPENSATION POLICIES

Role of Compensation Committee

The Compensation Committee oversees the design and administration of AMC Networks’ compensation and benefits policies and programs. Among its duties, the Compensation Committee is responsible for (1) establishing our general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs; (2) reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other executive officers of the Company; (3) evaluating the CEO’s and other executive officers’ performance in light of those goals and objectives and determining and approving their compensation levels based upon those evaluations; (4) evaluating the competitiveness of each executive officer’s total compensation package; (5) administering our stockholder approved compensation plans; and (6) overseeing the activities of the committee or committees administering our benefit and retirement plans.

The Compensation Committee is supported in its work by the Human Resources Department and the Committee’s independent executive compensation consultant as described below. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers, which includes making recommendations to the full Board for its approval of compensation for the Company’s executive officers (other than the Executive Chairman and CEO).

The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.amcnetworks.com.

Role of Independent Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of an independent compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

In August 2011, after a full review and selection process, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. Pay Governance reports directly to our Compensation Committee, and, at the request of the Compensation Committee, Pay Governance meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

The following is a description of the services provided by Pay Governance as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2018;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the Executive Chairman, the President and CEO and the other executive officers;

•	Advised on the design of the executive compensation program and the competitiveness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2018, Pay Governance provided no other services to the Company.

The Compensation Committee believes that Pay Governance’s work did not raise any conflict of interest during 2018. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that Pay Governance nonetheless satisfies the independence factors provided in such rules.

Role of Management

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and CEO and, following discussions with Pay Governance and a review of market competitive data, establishes compensation for each. The management of the Company assists the Compensation Committee and Pay Governance as described above. Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, management provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and CEO. These recommendations are influenced by the CEO’s assessment of each executive officer’s performance, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews management’s recommendations and approves any compensation changes affecting our executive officers, as it determines in its sole discretion.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for 2018, including all cash compensation and the current value of outstanding equity-based awards. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Risk Considerations

The Compensation Committee reviews the risks and rewards associated with the Company’s compensation programs. The programs are designed with features that the Compensation Committee believes mitigate risk without diminishing the incentive nature of the compensation. We believe or compensation programs encourage and reward prudent business judgment and appropriate risk taking over the short term and the long term.

Management and the Compensation Committee do not believe any of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company.

Benchmarking

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against an appropriate peer group of companies tailored for specific NEOs. As part of the Compensation Committee’s review of 2018 compensation, Pay Governance assisted the Compensation Committee in: (1) determining the appropriate peer group to be used for competitive comparisons; (2) assessing executive compensation in comparison with the appropriate peer group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

On December 12, 2017, the Compensation Committee reviewed the Corporate Peer Group used in 2017. As a result of DreamWorks Animation SKG Inc. and Starz Corporation being acquired and no longer public corporations, the Committee removed them from the Corporate Peer Group. While the Committee considered other replacement companies, it found that there were no appropriate replacement companies in its industry or for which it competes for direct talent and, as such, decided to reduce the number of peer group companies from ten to eight companies for the Corporate Peer Group for the 2018 performance year.

2018 Corporate Peer Group

CBS Corporation	Scripps Networks Interactive, Inc.

Discovery Communications, Inc.	Take-Two Interactive Software Inc.

Lions Gate Entertainment Corp	Tribune Media Company

Netflix, Inc.	Viacom Inc.

While the Corporate Peer Group includes a couple significantly larger market capitalization companies, there are not a sufficient number of peers with similar market capitalizations in our industry to develop a broadly representative peer group. Therefore, the Committee determined that market capitalization should only be one of many factors considered when selecting a peer group. Revenues, lines of business and sources and competition for talent are also important and, thus, CBS Corporation and Netflix, Inc. are included in the Company’s peer group. The Compensation Committee also took into account that Netflix uses the Company as one of its peers. The Committee further noted that while Discovery Communications Inc. and Scripps Networks Interactive, Inc. had announced their decision to merge, in December 2017, both companies were operating as separate public companies and would be each publicly disclosing their compensation. This Corporate Peer Group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K. Since only a few of the companies in our peer group had an executive serving as a chief operating officer, the Compensation Committee also considered a supplemental reference group for the Company’s Chief Operating Officer role, which includes business unit executives at CBS Corporation, Disney, Fox, Netflix, Paramount, and Viacom.

In connection with the review of 2018 compensation, Pay Governance presented to the Compensation Committee a comparison of total compensation and each of its components with the median in each position’s peer group. In its review, the compensation consultant noted that there was limited market information regarding the role and compensation of the Executive Chairman in its peer group. The Compensation Committee further considered that the Company’s founder and Executive Chairman, Mr. Charles F. Dolan, plays a unique role in setting the strategic direction of the Company in addition to his role on the Board. Pay Governance compared Mr. Dolan’s total target compensation to that received by other executive chairmen of other similar sized companies who were significant stockholders of their companies and found that Mr. Dolan’s total target compensation was below the 50th percentile of this group.

In connection with its review of 2018 compensation, the Compensation Committee set a general guideline for total target compensation, over time, at a range from the median to the 75th percentile of the applicable peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Company competes for talented executives in a highly-compensated industry. The Compensation Committee believes that this range is appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s and its management’s performance. The Compensation Committee believes that these guidelines for total target compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. For 2018, after considering individual performance and scope of responsibilities, the Compensation Committee believes that all NEOs are assigned total target compensation levels consistent with the compensation philosophy.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage.

Defined Contribution Plans

The Company maintains the AMC Networks 401(k) Savings Plan, a tax qualified retirement savings plan (the “AMC 401(k) Plan”). Participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of pretax eligible earnings and 50% of the next 2% of pretax eligible earnings contributed by participating employees.

The Company also maintains the AMC Networks Excess Savings Plan (the “AMC Excess Savings Plan”) for certain of the Company’s employees, including executive officers. The AMC Excess Savings Plan is a non-qualified deferred compensation plan offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the AMC Excess Savings Plan is provided in the Nonqualified Deferred Compensation table. In addition, the Company may provide a profit sharing contribution based on the employee’s eligible earnings. For December 31, 2018, the Company decided to not make any profit sharing contributions.

Matching contributions made by the Company under the AMC 401(k) Plan and the AMC Excess Savings Plan on behalf of the NEOs are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Other

In addition to the standard life insurance available to all Company employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), Cablevision had purchased whole life insurance policies for certain current and former senior executives of Cablevision, including Mr. Sapan. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the estimated death benefit provided under previous policies. As of the most recent anniversary date, the policies for Mr. Sapan provided for an estimated aggregate death benefit of $1,342,925. Information regarding premiums paid with respect to Mr. Sapan is set forth in the Summary Compensation Table below. On June 30, 2011, the date Cablevision spun off the Company (the “Distribution”), the Company assumed responsibility for the payment of required premiums, if any, with respect to Mr. Sapan.

Perquisites

The Company has adopted a policy that it generally will not provide perquisites to our executive officers. During 2018, the aggregate value of perquisites received by each of Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher by the Company was less than $10,000.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives. Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the employment agreements generally provide that, if the terms of the award agreement are more favorable to the executive than the terms of the employment agreement, then the terms of the award agreement will apply. Post-termination compensation is discussed in greater detail in Executive Compensation Tables, “Employment Agreements” and Executive Compensation Tables, “Termination and Severance” below.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits the deductibility of compensation paid to certain executive officers in excess of $1 million during a year. The exemption from Code Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for years beginning after December 31, 2017, and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to covered executive officers in excess of $1 million in calendar year 2018 and subsequent calendar years generally will not be deductible unless it qualifies for transition relief. The Committee continues to consider the tax consequences when determining named executive compensation, including in light of the changes to Code Section 162(m). The Committee sets named executive compensation in accordance with our compensation philosophy and believes that attracting, retaining and motivating our employees with a compensation program that supports long-term value creation is in the best interests of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

Leonard Tow (Chair)

Jonathan F. Miller

Vincent Tese

Dated: April 10, 2019

EXECUTIVE COMPENSATION

The tables below reflect the compensation of the Company’s Executive Chairman, President and CEO, Chief Financial Officer and the two other most highly paid executive officers. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Total Compensation 2016 and 2017 —“Bunching” Effect. In 2016, the Company changed its long-term incentive compensation from a long term cash performance award (“CPA”), which the Company awarded prior to 2016, to a long-term equity-based award in the form of PSUs. SEC reporting rules require that the Company report CPAs when paid at the end of their three-year performance cycle. At the same time, SEC rules require that PSU awards, which also vest after a three-year performance cycle, be reported in the year granted. This results in a “bunching” effect for the calendar years ended December 31, 2016 and December 31, 2017 because 2016 includes both the value of the CPAs that were granted in 2014 and the value of the PSUs granted in 2016, and 2017 includes both the value of the CPAs that were granted in 2015 and the value of the PSUs granted in 2017. As a result, all of our NEOs have a “bunching” effect for their 2016 and 2017 compensation. Because no CPAs were outstanding after December 31, 2017, there is no “bunching” effect for the NEOs’ 2018 compensation. Footnote 2 of the Summary Compensation Table provides additional explanation.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs and paid by us for the years ended December 31, 2016, December 31, 2017 and December 31, 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option and Rights Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles F. Dolan	2018	400,000	—	1,486,611	—	924,000	22,515	2,813,126
Executive Chairman	2017	400,000	—	1,528,947	—	1,504,530	28,000	3,461,477
	2016	400,000	—	963,569	—	1,572,140	32,615	2,968,324
Joshua W. Sapan	2018	2,000,000	—	13,874,604	—	4,620,000	120,786	20,515,390
President and Chief Executive	2017	2,000,000	—	14,269,770	—	13,210,200	150,785	29,630,755
Officer	2016	2,000,000	—	13,186,134	—	15,125,600	173,862	30,485,596
Edward A. Carroll	2018	1,734,000	—	3,381,246	—	3,504,848	95,267	8,639,498
Chief Operating Officer	2017	1,734,000	—	3,465,532	—	4,933,501	117,387	10,250,420
	2016	1,700,000	—	15,155,351	—	5,254,038	122,938	22,232,327
Sean S. Sullivan	2018	900,000	—	7,936,071	—	1,319,452	50,302	10,177,265
Executive Vice President and	2017	918,000	—	2,650,134	—	2,120,093	62,987	5,751,214
Chief Financial Officer	2016	900,000	—	2,434,364	—	2,089,641	67,368	5,491,373
James G. Gallagher	2018	800,000	—	5,058,732	—	924,000	41,097	6,803,829
Executive Vice President and	2017	740,000	—	1,529,006	—	1,161,521	50,641	3,481,168
General Counsel	2016	725,000	—	1,267,930	—	1,214,149	53,369	3,260,448

(1)

For 2018, salaries paid to the NEOs accounted for the following percentage of their total compensation: Mr. Dolan — 14.2%; Mr. Sapan — 9.7%; Mr. Carroll — 20.1%; Mr. Sullivan — 8.8%; and Mr. Gallagher — 11.8%.

(2)

This column includes the value of stock-based awards granted to NEOs during 2018, 2017 and 2016 based upon the grant date fair value, as determined under SEC guidance. The 2018 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher reflect the aggregate grant date fair value of the Company’s RSUs and PSUs at target that were awarded in 2018 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 as follows: Mr. Dolan: $607,044 and $879,567, respectively; Mr. Sapan: $5,665,429 and $8,209,175, respectively; Mr. Carroll: $1,719,853 and $1,661,393, respectively; Mr. Sullivan: $6,665,591 and $1,270,480, respectively; and Mr. Gallagher: $4,325,726 and $733,006, respectively. The grant date fair value of the 2018 PSUs assuming maximum performance, as calculated in accordance with FASB ASC Topic 718, is as follows: Mr. Dolan: $1,759,134, Mr. Sapan: $16,418,350, Mr. Carroll: $3,322,786, Mr. Sullivan: $2,540,960 and Mr. Gallagher: $1,466,012. In October 2018, concurrently with the execution of their employment agreements, each of Messrs. Sullivan and Gallagher also received a one-time special equity retention award of RSUs with an aggregate target value of $6,000,000, and $4,000,000, respectively, which awards vest on December 31, 2022. See “Employment Agreements — Sean S. Sullivan” and “Employment Agreements — James G. Gallagher” for details about the special equity retention award.    Details regarding the grants of PSUs and RSUs can be found in the “Grants of Plan-Based Awards” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2018 Year End” table.

The 2016 and 2017 figures in this column reflect the aggregate grant date fair value of the Company’s RSUs and PSUs at target that were awarded in 2016 and 2017, respectively and solely without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718. The figures in the Non-Equity Incentive Plan Compensation column for 2016 also include the long-term CPAs granted in 2014 for the performance period of 2014-2016. The figures in the Non-Equity Incentive Plan Compensation column for 2017 also include the long-term CPAs granted in 2015 for performance period of 2015-2017. In 2016, concurrently with the execution of his employment agreement, Mr. Carroll also received a one-time special equity retention award of RSUs with an aggregate target value of $12,500,000, which vests on December 31, 2021. See “Employment Agreements — Edward A. Carroll” for details about the special equity retention award.

(3)	No stock options and/or rights were granted in 2016, 2017 or 2018.

(4)	The 2018 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher include amounts from the annual incentive awards for performance in 2018.

The 2017 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher include amounts from two distinct awards: (i) the annual incentive awards for performance in 2017 and (ii) the value of long-term CPAs granted in 2015, earned at the end of 2017 as follows: Mr. Dolan: $849,600 and $654,930, respectively; Mr. Sapan: $4,248,000 and $8,962,200, respectively; Mr. Carroll: $3,210,001 and $1,723,500, respectively; Mr. Sullivan: $971,093 and $1,149,000, respectively; and Mr. Gallagher: $587,021 and $574,500, respectively. Beginning in 2016, the Compensation Committee replaced its long-term CPAs with PSU awards. Therefore, the 2017 row contains both the long-term CPAs granted in 2015 and earned for the period of 2015-2017 (disclosed in the Non-Equity Incentive Plan Compensation column), and the PSUs granted in 2017 for the performance period of 2017 to 2019 (disclosed in the Stock Awards column).

The 2016 figures in this column for Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher include amounts from two distinct awards: (i) the annual incentive awards for performance in 2016 and (ii) the value of long-term CPAs granted in 2014, earned at the end of 2016 as follows: Mr. Dolan: $801,500 and $770,640, respectively; Mr. Sapan: $4,580,000 and $10,545,600, respectively; Mr. Carroll: $3,226,038 and $2,028,000, respectively; Mr. Sullivan: $1,008,041 and $1,081,600, respectively; and Mr. Gallagher: $605,749 and $608,400, respectively. Beginning in 2016, the Compensation Committee replaced its long-term CPAs with PSU awards. Therefore, the 2016 row contains both the long-term CPAs granted in 2014 and earned for the period of 2014-2016 (disclosed in the Non-Equity Incentive Plan Compensation column), and the PSUs granted in 2016 for the performance period of 2016 to 2018 (disclosed in the Stock Awards column).

(5)	The table below shows the components of this column:

Name	Year	401(k) Plan Match ($)(a)	Excess Savings Plan Match $(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Awards ($)	Perquisites ($)(c)	Total ($)
Charles F. Dolan	2018	4,050	18,465	—	—	—	22,515
Joshua W. Sapan	2018	13,850	96,150	10,786	—	—	120,786
Edward A. Carroll	2018	15,050	80,217	—	—	—	95,267
Sean S. Sullivan	2018	14,938	35,364	—	—	—	50,302
James G. Gallagher	2018	14,938	26,159	—	—	—	41,097

(a)

These columns represent, for each individual, a matching contribution and non-contributory Company contribution funded by the Company on behalf of such individual under the AMC 401(k) Plan or AMC Excess Savings Plan, as applicable. The AMC Excess Savings Plan match and non-contributory Company contributions are reflected in the Nonqualified Deferred Compensation table below.

(b)	This column represents amounts paid for premiums on whole life insurance policies for Mr. Sapan.

(c)

Perquisites provided to Messrs. Dolan, Sapan, Carroll, Sullivan or Gallagher did not exceed an aggregate value of $10,000. For more information regarding perquisites, see Compensation Discussion and Analysis, “Compensation Decision Process and Compensation Policies — Perquisites.”

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2018 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock-based awards.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Year	Grant Date	Threshold($)	Target($)	Maximum($)	Threshold(#)	Target(#)	Maximum(#)
Charles F. Dolan	2018	1/1/2018(2)		800,000	1,600,000
	2018	3/26/2018(3)				13,981	17,476	20,097		879,567
	2018	3/9/2018(4)							11,484	607,044
Joshua W. Sapan	2018	1/1/2018(2)		4,000,000	8,000,000
	2018	3/26/2018(3)				130,486	163,107	187,573		8,209,175
	2018	3/9/2018(4)							107,178	5,665,429
Edward A. Carroll	2018	1/1/2018(2)		3,034,500	6,069,000
	2018	3/26/2018(3)				26,408	33,010	37,962		1,661,393
	2018	3/9/2018(4)							32,536	1,719,853
Sean S. Sullivan	2018	1/1/2018(2)		1,142,383	2,284,766
	2018	3/26/2018(3)				20,194	25,243	29,029		1,270,480
	2018	3/9/2018(4)							24,881	1,315,210
	2018	10/10/2018(5)							92,908	5,350,381
James G. Gallagher	2018	1/1/2018(2)		800,000	1,600,000
	2018	3/26/2018(3)				11,651	14,564	16,749		733,006
	2018	3/9/2018(4)							14,355	758,805
	2018	10/10/2018(5)							61,872	3,566,921

(1)

This column reflects the aggregate grant date fair value of the Company’s RSUs and target PSUs, as the case may be, granted to each NEO in 2018 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)

This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Executive Cash Incentive Plan for performance in 2018. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each executive is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2018 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see Compensation Discussion and Analysis, “2018 Compensation Decisions — Annual Cash Incentives.”

(3)

This row reflects the Company’s PSUs that were granted in 2018. Each PSU was granted with a target amount, and the actual amount that is earned will be based on a sliding scale ranging from zero to two times the target grant amount. The stated threshold payout for the PSUs represent the units awarded in the event that the threshold performance level is achieved (but not exceeded) for each of the applicable performance targets. If the threshold performance level is achieved for at least one of the performance targets, but not achieved for one or more of the performance targets, then the units granted would be less than the amount stated in the table above. These PSUs will vest on March 26, 2021 if the Company achieves a minimum of specified performance thresholds in the three-year period ending December 31, 2020. See Compensation Discussion and Analysis, “2018 Compensation Decisions — Long-term Incentives — Performance Stock Unit Awards.”

(4)

This row reflects the Company’s RSUs that were awarded in 2018. The awards vest ratably over three years on March 9, 2019, March 9, 2020 and March 9, 2021 and are subject to performance criteria which have been satisfied. See Compensation Discussion & Analysis, “2018 Compensation Decisions — Long-term Incentives — Restricted Stock Units.”

(5)

This row reflects a one-time special equity retention award of restricted stock units granted to each of Mr. Sullivan and Mr. Gallagher in 2018 concurrently with the execution of their new employment agreements, which awards vest on December 31, 2022. See “Employment Agreements — Sean S. Sullivan” and “Employment Agreements — James G. Gallagher” for details about their special equity retention awards.

Outstanding Equity Awards at 2018 Year End

The table below shows the aggregate number of unvested RSUs and PSUs outstanding for each NEO, in each case as of December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Charles F. Dolan	17,476	(2)	959,083	—	—
	15,483	(3)	849,707	—	—
	8,681	(4)	476,413	—	—
	11,484	(5)	630,242	—	—
	6,882	(6)	377,684	—	—
	1,929	(7)	105,864	—	—
Joshua W. Sapan	163,107	(2)	8,951,312	—	—
	144,504	(3)	7,930,380	—	—
	118,794	(4)	6,519,415	—	—
	107,178	(5)	5,881,929	—	—
	64,224	(6)	3,524,613	—	—
	26,399	(7)	1,448,777	—	—
	353,757	(8)	19,414,185	—	—
Edward A. Carroll	33,010	(2)	1,811,589	—	—
	29,245	(3)	1,604,966	—	—
	26,206	(4)	1,438,185	—	—
	32,536	(5)	1,785,576	—	—
	19,497	(6)	1,069,995
	8,736	(7)	479,432	—	—
	242,813	(9)	13,325,578	—	—
Sean S. Sullivan	25,243	(2)	1,385,336	—	—
	22,364	(3)	1,227,336	—	—
	18,276	(4)	1,002,987	—	—
	24,881	(5)	1,365,469	—	—
	14,910	(6)	818,261	—	—
	6,092	(7)	334,329	—	—
	92,808	(10)	5,093,303
James G. Gallagher	14,564	(2)	799,272	—	—
	12,903	(3)	708,117	—	—
	9,519	(4)	522,403	—	—
	14,355	(5)	787,802	—	—
	8,602	(6)	472,078	—	—
	3,173	(7)	174,134	—	—
	61,872	(10)	3,395,535	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2018, the last trading day of the year, of $54.88 per share.

(2)

These PSUS vest in March 2021 on the date on which the Compensation Committee determines if the Company achieved specified performance targets over the three-year period ending December 31, 2020. The PSUs and associated value reported in the table are based on the target numbers of shares granted. The actual number of units that will vest is subject to a sliding scale ranging from 0% to 115% of the target grant amount based on the level of performance achieved.

(3)

These PSUs vest in March, 2020 on the date which the Compensation Committee determines if the Company achieves specified performance targets over the three-year period ending December 31, 2019. The PSUs and associated value reported in the table are based on the target numbers of shares granted. The actual number of units that will vest is subject to a sliding scale ranging from 0% to 200% of the target grant amount based on the level of performance achieved.

(4)	These PSUs vested on March 4, 2019 because the Company achieved specified performance targets over the three-year period ending December 31, 2018.

(5)	One third of these RSUs vested on March 9, 2019. The remainder RSUs vest ratably on March 9, 2020 and March 9, 2021.

(6)	One third of these RSUs vested on March 9, 2018 (and are not included in the table) and another one third of these RSUs vested on March 9, 2019. The remainder of the RSUs will vest on March 9, 2020.

(7)	These RSUs vested on March 4, 2019.

(8)	These RSUs are scheduled to vest on December 31, 2020.

(9)	These RSUs are scheduled to vest on December 31, 2021

(10)	These RSUs are scheduled to vest on December 31, 2022.

Option Exercises and Stock Vested

The table below shows stock option exercises during the year ended December 31, 2018 and the vesting of RSUs during the same period.

	Option Exercises		RSUs and PSUs
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized On Vesting ($)(1)
Charles F. Dolan	—	—	10,799	572,618
Joshua W. Sapan	—	—	132,818	7,045,154
Edward A. Carroll	—	—	40,404	2,143,643
Sean S. Sullivan	—	—	27,836	1,476,640
James G. Gallagher	—	—	14,619	775,442

(1)

With respect to shares granted March 6, 2015, they were calculated using the closing price of Class A Common Stock on March 6, 2018, multiplied by the number of shares vesting on March 6, 2018. With respect to the shares granted March 4, 2016, they were calculated using the closing price of Class A Common Stock on March 2, 2018, multiplied by the number of shares vesting on March 4, 2018. With respect to shares granted March 9, 2017, they were calculated using the closing price of Class A Common Stock on March 9, 2018, multiplied by the number of shares vesting on March 9, 2018.

Nonqualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs in respect of their compensation from the Company and contributions funded by the Company in 2018; (2) aggregate earnings on each NEO account balance in 2018; and (3) the account balance of such executive officer under the AMC Networks Inc. Excess Savings Plan as of December 31, 2018.

Name	Plan Name	Executive Contributions in 2018(1)($)	Registrant Contributions in 2018(2)($)	Aggregate Earnings in 2018(3)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2018 FYE ($)
Charles F. Dolan	AMC Excess Savings Plan	24,923	18,565	6,255	—	398,171
Joshua W. Sapan	AMC Excess Savings Plan	181,500	96,149	47,523	—	3,001,890
Edward A. Carroll	AMC Excess Savings Plan	146,971	80,217	33,245	—	2,120,880
Sean S. Sullivan	AMC Excess Savings Plan	70,912	35,364	(35,874)	—	668,426
James G. Gallagher	AMC Excess Savings Plan	54,552	26,159	(8,293)	—	559,591

(1)

These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(2)	These amounts are included in the Summary Compensation Table under “All Other Compensation” and described in Note 5 to that table.

(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

AMC Networks 401(k) Savings Plan

During 2018, the Company’s U.S. employees, including its executive officers participated in the AMC 401(k) Plan, a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible earnings contributed pre-tax by participating employees and then matches 50% of the next 2% of eligible earnings contributed pre-tax by participating employees. In addition, the Company may provide a non-contributory profit sharing contribution based on the employee’s eligible earnings. The Company’s profit sharing contributions are subject to vesting limitations for the first three years of employment. For December 31, 2018, the Company did not provide any profit sharing contributions.

AMC Networks Inc. Excess Savings Plan

During 2018, certain of the Company’s U.S. employees, including its executive officers, participated in the AMC Excess Savings Plan. The AMC Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the AMC 401(k) Plan. An employee is eligible to participate in the AMC Excess Savings Plan for a calendar year if his or her eligible earnings in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($275,000 in 2018) and he or she makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the AMC 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($18,500 or $24,500 if 50 or over, for 2018) can continue to make pre-tax contributions under the AMC Excess Savings Plan of up to 10% of his or her eligible pay. In addition, the Company will make matching contributions of 100% of the first 3% of eligible earnings contributed by participating employees and then will match 50% of the next 2% of eligible earnings contributed by participating employees. A participant is always fully vested in his or her own contributions and in the

Company’s matching contributions. Account balances under the AMC Excess Savings Plan are invested at the discretion of the executive choosing from a selection of investments generally equal to those investments available in the AMC 401(k) Plan. Distributions are made in a lump sum as soon as practicable after termination of the participant’s employment with the Company, subject to restrictions under Section 409A. For December 31, 2018, the Company provided an additional 1.5% profit sharing contribution based on the employee’s eligible earnings in excess of $270,000 to each participating and eligible employee.

Employment Agreements

The Company’s employment agreements with Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher are described below.

Charles F. Dolan

Mr. Dolan’s employment agreement with the Company provides for his employment as our Executive Chairman. The employment agreement with the Company has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the Company’s Compensation Committee shall determine in its discretion. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s long-term cash or equity programs or arrangements, at the level determined by the Company’s Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. Although there is no guarantee, it is currently expected that long-term cash and/or equity awards will be made to Mr. Dolan annually.

The Company provides Mr. Dolan with medical, life and accidental death and dismemberment insurance. Such life and accidental death and dismemberment insurance provided by the Company is based on Mr. Dolan’s base salary. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of the Company for the performance, furtherance and maintenance of the Company’s business, including travel relating to the business of the Company, entertainment and similar items, and the Company agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.

Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. The Company has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by the Company without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.

Joshua W. Sapan

On April 24, 2014, the Company entered into an amended and restated employment agreement with Mr. Sapan. The employment agreement amended and restated an employment agreement that the Company entered into with Mr. Sapan in 2011. Mr. Sapan’s employment agreement with the Company provides for Mr. Sapan’s employment as President and CEO of the Company until December 31, 2020 (the “Sapan Scheduled Expiration Date”) at a minimum annual base salary of $2,000,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) based on the achievement of performance criteria established by the Compensation Committee in its discretion. Such performance criteria will be set with the same level of difficulty as applied to other senior executives of the Company generally and it is anticipated that such performance criteria will be set with a level of difficulty reasonably consistent with past practice. Under the agreement, Mr. Sapan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Sapan is eligible to participate in the Company’s long-term cash or equity programs and arrangements consistent with the role and responsibilities of President and CEO. In calendar year 2014, and each year thereafter through the Sapan Scheduled Expiration Date during which Mr. Sapan is employed by the Company, Mr. Sapan is entitled to receive long-term cash and equity awards with an aggregate target value of $13,000,000. Unless consented to by Mr. Sapan in writing, the ratio of long-term cash and equity awards in each applicable period will be reasonably consistent with past practice and will be the same ratio as generally provided to Mr. Sapan currently or to other senior executives of the Company generally. Any performance criteria applicable to the long-term cash and equity awards will be set with the same level of difficulty as applied to other senior executives of the Company generally and it is anticipated that the performance criteria will be set with a level of difficulty reasonably consistent with past practice.

To provide an additional incentive for Mr. Sapan to agree to extend his tenure and stay through the end of the term of his new employment agreement, the Compensation Committee offered Mr. Sapan the opportunity to earn a one-time special equity retention award of 353,757 RSUs (the “Sapan Special Equity Award”). This Sapan Special Equity Award will vest on December 31, 2020, as long as Mr. Sapan is continuously employed until such date and the performance condition is attained or on an earlier change in control (as defined in the award agreement). The performance condition requires the Company to achieve in either of the two fiscal years 2015 and 2016, at least 90% of the AOI for fiscal year 2013, or in the period April 1, 2014 through December 31, 2014 at least 90% of the AOI for the period April 1, 2013 through December 31, 2013. This Company performance requirement was met in 2014.

If, prior to the Sapan Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement (a “Separation Agreement”), the Company will provide him with the following benefits and rights:

(a)        A cash severance payment equal to two times the sum of his annual base salary and annual target bonus will be made on the 90th day after the termination of his employment;

(b)        Each outstanding long-term cash performance award that is subject to performance criteria will immediately vest in full and will be paid at the same time and to the same extent that other members of senior management receive payment for such awards as determined by our Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)        Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria will immediately vest in full and will be payable on the 90th day after the termination of his employment;

(d)        (i) All of the time-based restrictions on his outstanding restricted stock and RSUs (including the Sapan Special Equity Award) will immediately be eliminated; (ii) deliveries with respect to all such restricted stock that are not subject to performance criteria will be made to him immediately after the effective date of the Separation Agreement; (iii) payment and deliveries with respect to all such RSUs that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment; and (iv) payments or deliveries with respect to his restricted stock and RSUs that are subject to performance criteria will be made (A) with respect to the Sapan Special Equity Award and any other award granted after the date of the employment agreement, as soon as practicable after the Compensation Committee determines that performance criteria have been satisfied (which determination will be made (1) with respect to performance periods that ended on or prior to the date of termination, within a reasonable period of time following termination and (2) with respect to performance periods ending after the date of termination, within a reasonable period of time following the end of such performance periods) and (B) with respect to other awards only if, when and to the same extent that other executive officers receive payment or deliveries for such awards as determined by our Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e)        Each of his outstanding stock options and stock appreciation awards will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)        A prorated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

Notwithstanding clauses (c), (d) and (e) above, any more favorable provisions of Mr. Sapan’s existing cash incentive, restricted stock, RSU, stock option or stock appreciation right award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements), a “change of control” (as defined in the award agreements) or Mr. Sapan’s death.

With respect to any long-term cash performance, restricted stock and RSU awards that are subject to performance criteria and for which the performance periods have not been completed on the date of Mr. Sapan’s termination of employment by the Company without Cause or by him for Good Reason at which time Cause does not exist, the Company will (1) pay a cash amount equal to the target amount of the cash awards and deliver a number of shares equal to the number of restricted shares and RSU awards to a “Rabbi Trust” and (2) to the extent the performance criteria are satisfied, the cash and shares in the Rabbi Trust will be paid to Mr. Sapan in accordance with the terms set forth in clauses (c) and (d) above (and to the extent the performance criteria are not achieved, the cash and shares will revert to the Company).

If Mr. Sapan ceases to be an employee of the Company or any of its affiliates prior to the Sapan Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Sapan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Sapan Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Sapan Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination,

Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f).

If, prior to, on, or after the Sapan Scheduled Expiration Date, Mr. Sapan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Sapan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The employment agreement contains certain covenants by Mr. Sapan, including a noncompetition agreement that restricts Mr. Sapan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sapan’s employment agreement, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Sapan’s consent, (A) Mr. Sapan’s base salary or annual bonus target is reduced, (B) the Company requires that Mr. Sapan’s principal office be located more than 50 miles from Manhattan, (C) the Company materially breaches its obligations to Mr. Sapan under his employment agreement, (D) Mr. Sapan is no longer the President and CEO of the Company, (E) Mr. Sapan no longer reports directly to the Chairman (or an Executive Chairman) of the Board of Directors of the Company, or (F) Mr. Sapan’s responsibilities are materially diminished; (2) Mr. Sapan has given the Company written notice, referring specifically to this definition, that he does not consent to such action; (3) the Company has not corrected such action within 15 days of receiving such notice; and (4) Mr. Sapan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Edward A. Carroll

On October 13, 2016, AMC Networks entered into an employment agreement with Mr. Carroll (the “Carroll Employment Agreement”), replacing his previous employment agreement, which expired on December 31, 2016. The Carroll Employment Agreement provides for Mr. Carroll’s employment as Chief Operating Officer of the Company through December 31, 2021 (the “Carroll Scheduled Expiration Date”), with a minimum annual base salary, effective as of March 1, 2016, of $1,600,000 and, effective as of September 1, 2016, of $1,700,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to not less than 175% of his annual base salary. He will be eligible for our standard benefits programs and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Carroll is eligible to participate in the Company’s long-term cash or equity programs and arrangements consistent with the role and responsibilities of a Chief Operating Officer. Beginning in calendar year 2017, and each year thereafter through the Carroll Scheduled Expiration Date during which Mr. Carroll is employed by the Company, Mr. Carroll is entitled to receive long-term cash and equity awards with an aggregate target value of $3,400,000.

To provide an additional incentive for Mr. Carroll to agree to extend his tenure and stay through the end of the term of his new employment agreement, the Compensation Committee offered Mr. Carroll the opportunity to earn a one-time special equity retention award of 242,813 RSUs (the “Carroll Special Equity Award”) and, in recognition of Mr. Carroll’s increased compensation level, a one-time grant of long-term cash and/or equity awards with an aggregated target value of not less than $150,000. Except as described below, the Carroll Special Equity Award will vest on December 31, 2021, as long as Mr. Carroll is continuously employed until such date and the performance condition is attained or on an earlier change in control (as defined in the award agreement). The performance condition requires the Company to achieve in either of the two fiscal years 2017 and 2018, at least 90% of the AOI for fiscal year 2015. This Company performance requirement was met in 2018.

If, prior to the Carroll Scheduled Expiration Date, Mr. Carroll’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)        the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time;

(b)        the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance);

(c)        each of his outstanding long-term cash awards and PSUs granted under the plans of the Company shall immediately vest in full and be payable at the same time and to the same extent such awards are paid to similarly situated active executives as determined by the Company’s Compensation Committee (subject to satisfaction of any applicable performance criteria);

(d)        each of his outstanding restricted stock or RSU awards granted under plans of the Company (other than the Carroll Special Equity Award) will continue to vest in accordance with their original vesting schedule and payments or deliveries will be made to him on the original vesting date;

(e)        each of his outstanding stock options and stock appreciation awards under the plans of the Company will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award; and

(f)        the time-based restrictions on the Carroll Special Equity Award will lapse and such award will be paid to Mr. Carroll upon achievement of the performance criteria.

If Mr. Carroll ceases to be an employee of the Company prior to the Carroll Scheduled Expiration Date as a result of his death or physical or mental disability, and at the time Cause does not exist then, subject (other than in the case of death) to his execution of a Separation Agreement, Mr. Carroll (or his estate or beneficiary) will be provided with the benefits and rights set forth in clauses (b), (d), (e) and (f) in the preceding paragraph, and each of his outstanding long-term cash incentive awards and PSUs granted under plans of the Company will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after termination of his employment; provided, that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount shall be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment of such award shall be at the same time and to the extent that other similarly situated executives receive payment as determined by the Company’s Compensation Committee (subject to satisfaction of the applicable performance criteria).

If, after the Carroll Scheduled Expiration Date, Mr. Carroll’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Carroll Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a separation agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (e).

Notwithstanding clauses (c), (d) and (e) above, any more favorable provisions of Mr. Carroll’s existing cash incentive, PSUs, restricted stock, RSU, stock option or stock appreciation right award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements), a “change of control” (as defined in the award agreements) or Mr. Carroll’s death.

For purposes of the Carroll Employment Agreement the following definitions apply:

“Cause” means (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Carroll’s consent, (A) his base salary or annual bonus target is reduced, (B) his title is reduced, (C) he reports directly to someone other than the Executive Chairman or the President and CEO of the Company, (D) his responsibilities as in effect immediately after October 13, 2016 are thereafter materially diminished, (E) the Company requires that his principal office be located more than 50 miles from Manhattan or (F) the Company materially breaches it obligations to Mr. Carroll under the Carroll Employment Agreement; (2) he has given the Company written notice, referring specifically to the Carroll Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) above.

Sean S. Sullivan

On October 12, 2018, the Company entered into a new employment agreement with Mr. Sullivan (the “Sullivan Employment Agreement”), which replaced his 2016 employment agreement and became effective on

October 10, 2018. The employment agreement provides for Mr. Sullivan’s employment as Executive Vice President — Chief Financial Officer of the Company through December 31, 2022 (the “Sullivan Scheduled Expiration Date”), with a minimum annual base salary of $900,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 125% of his annual base salary in years 2018 and 2019 and 150% of his annual base salary in years 2020, 2021 and 2022. Annual bonuses are paid subject to the discretion of the Company’s Compensation Committee. He is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2019, it is expected that Mr. Sullivan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $3,000,000, as determined by the Compensation Committee.

To provide an additional incentive for Mr. Sullivan to agree to extend his tenure and stay through the end of the term of his new employment agreement, the Compensation Committee offered Mr. Sullivan the opportunity to earn a one-time special equity retention award of 92,808 RSUs (the “Sullivan Special Equity Award”). Except as described below, the Sullivan Special Equity Award will vest on December 31, 2022, subject to Mr. Sullivan’s continued employment until such date and the attainment of the performance condition or on an earlier change in control (as defined in the award agreement). The performance condition requires the Company to achieve in either of the two fiscal years 2019 and 2020, at least 80% of the combined AOI of the Company’s operating businesses (“Business Unit AOI”) for fiscal year 2017.

If, prior to the Sullivan Scheduled Expiration Date, Mr. Sullivan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)        The payment of an amount in cash equal to not less than two times the sum of Mr. Sullivan’s annual base salary and his annual target bonus as in effect at that time;

(b)        the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Sullivan Bonuses”);

(c)        each of his outstanding long-term cash incentive awards and performance-based restricted stock units shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)        each of the his outstanding restricted stock or restricted stock unit awards granted under plans of the Company (other than the Sullivan Special Equity Awards) generally will continue to vest in accordance with its original vesting schedule irrespective of the termination of employment (subject to the satisfaction of any applicable performance criteria); provided that a prorated portion of any such awards outstanding on October 10, 2018 will vest and be settled immediately on termination (subject to the satisfaction of any applicable performance criteria);

(e)        each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award; and

(f)        the time-based restrictions on the Sullivan Special Equity Award will lapse and such award will be paid to Mr. Sullivan upon achievement of the performance criteria.

If Mr. Sullivan ceases to be an employee of the Company prior to December 31, 2022 as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. Sullivan (or his spouse or beneficiary) the Sullivan Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria, provided that in the event of Mr. Sullivan’s termination of employment due to his physical or mental disability, the Special Equity Award will remain subject to the satisfaction of the applicable performance condition. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Sullivan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. Sullivan is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in the award agreements).

The employment agreement contains certain covenants by Mr. Sullivan, including a noncompetition agreement that restricts Mr. Sullivan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sullivan’s employment agreement the following definitions apply:

“Cause” means Mr. Sullivan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Sullivan’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s President and CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after October 10, 2018 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1) above.

James G. Gallagher

On October 12, 2018, the Company entered into a new employment agreement with Mr. Gallagher (the “Gallagher Employment Agreement”), which replaced his 2016 employment agreement and became effective on October 10, 2018. The employment agreement provides for Mr. Gallagher’s employment as Executive Vice

President — General Counsel of the Company through December 31, 2022 (the “Gallagher Scheduled Expiration Date”), with a minimum annual base salary of $800,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and, effective January 1, 2018, an annual target bonus opportunity equal to 100% of his annual base salary, subject to the discretion of the Company’s Compensation Committee. He is eligible to participate in our standard benefits programs and our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that, beginning in 2019, it is expected that Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,500,000, as determined by the Compensation Committee.

To provide an additional incentive for Mr. Gallagher to agree to extend his tenure and stay through the end of the term of his new employment agreement, the Compensation Committee offered Mr. Gallagher the opportunity to earn a one-time special equity retention award of 61,872 RSUs (the “Gallagher Special Equity Award”). Except as described below, the Gallagher Special Equity Award will vest on December 31, 2022, subject to Mr. Gallagher’s continued employment until such date and the attainment of performance condition or on an earlier change in control (as defined in the award agreement). The performance condition requires the Company to achieve in either of the two fiscal years 2019 and 2020, at least 80% of Business Unit AOI for fiscal year 2017.

If, prior to the Gallagher Scheduled Expiration Date, Mr. Gallagher’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement, the Company will provide him with the following benefits and rights:

(a)        The payment of an amount in cash equal to not less than two times the sum of Mr. Gallagher’s annual base salary and his annual target bonus as in effect at that time;

(b)        the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance) (collectively, the “Gallagher Bonuses”);

(c)        each of his outstanding long-term cash incentive awards and performance-based restricted stock units shall immediately vest in full and be payable at the same time as such awards are paid to active employees of the Company and the payment amount of such awards shall be to the same extent that other similarly situated active employees receive payment as determined by the Compensation Committee (subject to the satisfaction of any applicable performance criteria);

(d)        each of the his outstanding restricted stock or restricted stock unit awards granted under plans of the Company (other than the Gallagher Special Equity Awards) generally will continue to vest in accordance with its original vesting schedule (subject to the satisfaction of any applicable performance criteria); provided that a prorated portion of any such awards outstanding on October 10, 2018 will vest and be settled immediately on termination (subject to the satisfaction of any applicable performance criteria);

(e)        each of the executive’s outstanding stock options and stock appreciation awards under plans of the Company, if any, will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award; and

(f)        the time-based restrictions on the Gallagher Special Equity Award will lapse and such award will be paid to Mr. Gallagher upon achievement of the performance criteria.

If Mr. Gallagher ceases to be an employee of the Company prior to December 31, 2022 as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to his execution of a separation agreement (other than in the case of death), the Company will pay Mr. Gallagher (or his spouse or beneficiary) the Gallagher Bonuses, and his outstanding equity and cash incentive awards will vest and pay in full, whether or not subject to performance criteria, provided that in the event of Mr. Gallagher’s termination of employment due to his physical or mental disability, the Special Equity Award will remain subject to the satisfaction of the applicable performance condition. Any such award that is subject to performance criteria will vest and pay at the target level unless the performance measurement period for such award has been completed prior to the date of termination, in which case the award will vest and pay when and to the same extent as the awards held by other employees, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the employment agreement is intended to limit any more favorable rights to which Mr. Gallagher is entitled under the terms of his equity or cash incentive grants or awards, including in event of a termination of employment, a “going private transaction” (as defined in the award agreements) or a “change of control” (as defined in the award agreements).

The employment agreement contains certain covenants by Mr. Gallagher, including a noncompetition agreement that restricts Mr. Gallagher’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Gallagher’s employment agreement the following definitions apply:

“Cause” means Mr. Gallagher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for, in each case, any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Gallagher’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is diminished, (C) he reports to someone other than the Company’s President and CEO or the Executive Chairman, (D) his responsibilities as in effect immediately after October 10, 2018 are thereafter materially diminished, (E) the Company materially breaches its obligations under the employment agreement or (F) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment with the Company within 90 days following the happening of the action described in subsection (1)  above.

Termination and Severance

This section describes the payments that would be received by executive officers from the Company upon various termination of employment scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. The information set forth below assumes that the NEO was employed by the Company under his applicable agreement, and his employment terminated as of December 31, 2018. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, long-term incentive award agreements will address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

(1) Termination of employment occurred after the close of business on December 31, 2018. Payment calculations are based upon the applicable NEO’s employment agreement, as in effect on that date.

(2) We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 31, 2018 of $54.88.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved at the target level (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee,

Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive without Good Reason or retirement, in each case that is not in connection with a change in control, or termination by the Company for cause none of our NEOs would have been entitled to any payments at December 31, 2018.

Benefits Payable As a Result of Termination of Employment by the Company Without

Cause or by Employee For Good Reason*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	$12,000,000(1)	$9,537,000(1)	$4,050,000(1)	$3,200,000(1)
Pro rata bonus	—	$4,620,000(2)	$3,504,848(2)	$1,319,452(2)	$924,000(2)
Unvested RSUs	—	$30,269,503(3)	$16,660,580(3)	$7,611,362(4)	$4,829,549(4)
Unvested PSUs	—	$23,401,106(5)	$4,854,740(5)	$3,615,659(5)	$2,029,792(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2018 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding RSU awards in accordance with the executive’s employment agreement.

(4)

Represents full vesting of the executive’s outstanding RSU awards in accordance with the executive’s employment agreement, provided however that the executive’s one-time special equity award, awarded in October 2018, shall immediately vest in full and be payable subject to achievement of performance criteria.

(5)	Represents full vesting of the executive’s outstanding PSUs in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$400,000(1)	—	—	—	—
Pro rata bonus	—	$4,620,000(2)	$3,504,848(2)	$1,319,452(2)	$924,000(2)
Unvested RSUs	$1,362,214(3)	$30,269,503(3)	$16,660,580(3)	$7,611,362(3)	$4,829,549(3)
Unvested PSUs	$1,362,214(4)	$23,401,106(5)	$4,854,740(6)	$3,615,659(6)	$2,029,792(6)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2018 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding RSU awards.

(4)

Represents pro rata vesting of executive’s outstanding PSUs based on target performance, prorated for the number of completed months of executive’s employment during the performance period prior to termination in accordance with the executive’s award agreement.

(5)	Represents full vesting of executive’s outstanding PSUs in accordance with the executive’s employment agreement.

(6)

Represents full vesting of executive’s outstanding PSUs in accordance with the executive’s employment agreement provided that said units shall be payable at target if the applicable performance period has not been completed, or alternatively, if the applicable performance period has been completed, to the same extent paid to similarly situated executives.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$200,000(1)	—	—	—	—
Pro rata bonus	$924,000(2)	$4,620,000(3)	$3,504,848(3)	$1,319,452(3)	$924,000(3)
Unvested RSUs	—	$30,269,503(4)	$16,660,580(4)	$7,611,362(5)	$4,829,549(5)
Unvested PSUs	—	$23,401,106(6)	$4,854,740(7)	$3,615,659(7)	$2,029,792(7)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2018 or any pension or other vested retirement benefits.

(1)	Represents six months of base salary payable in accordance with the executive’s employment agreement.

(2)	Represents a bonus for the year in which the termination occurred in accordance with the executive’s employment agreement.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding RSU awards in accordance with the executive’s employment agreement.

(5)

Represents vesting of the executive’s outstanding RSUs in accordance with their original vesting schedule as provided for in the executive’s employment agreement, provided however that the executive’s one-time special equity award awarded in October 2018, shall immediately time-vest in full and be payable upon achievement of performance criteria.

(6)	Represents full vesting of the executive’s outstanding PSUs in accordance with the executive’s employment agreement.

(7)

Represents full vesting of executive’s outstanding PSUs in accordance with the executive’s employment agreement provided that said units shall be payable at target if the applicable performance period has not been completed, or alternatively, if the applicable performance period has been completed, to the same extent paid to similarly situated executives.

Benefits Payable As a Result of Termination of Employment In Connection with a

Change in Control or Going Private Transaction(1)*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	$12,000,000(2)	$9,537,000(2)	$4,050,000(2)	$3,200,000(2)
Pro rata bonus	—	$4,620,000(3)	$3,504,848(3)	$1,319,452(3)	$924,000(3)
Unvested RSUs	$1,113,790(4)	$30,269,503(4)	$16,660,580(4)	$7,611,362(4)	$4,829,549(4)
Unvested PSUs	$2,285,203(5)	$23,401,106(5)	$4,854,740(5)	$3,615,659(5)	$2,029,792(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2018 or any pension or other vested retirement benefits.

(1)

The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)

Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)

Represents full vesting of the executive’s outstanding RSUs. Upon a change in control or going private transaction, Messrs. Dolan, Carroll, Sullivan and Gallagher will be entitled to either (in the Compensation Committee’s discretion) (a) cash equal to the unvested units multiplied by the per share price paid in the change in control or going private transaction, or (b) if the successor entity is a publicly traded company, a replacement RSU award from the successor entity with the same terms. Any such award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason following the change in control or going private transaction, or (z) only if the Compensation Committee elects clause (a) above, upon a resignation for any reason that occurs at least six months, but no more than nine months following the change in control or going private transaction. Each of Mr. Sapan’s special equity retention award of 353,757 RSUs, Mr. Carroll’s special equity retention award of 242,813 RSUs, Mr. Sullivan’s special equity retention award of 92,908 RSUs and Mr. Gallagher’s special equity retention award of 61,872 RSUs single-trigger vest on a change in control.

(5)

Represents full vesting of the executive’s outstanding PSUs pursuant to the terms of the PSU award agreements. In addition, if a change in control were to occur but the executive’s employment was not terminated, the executive would nevertheless be entitled to full vesting of the executive’s outstanding PSUs.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2018.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (2))
Equity compensation plans approved by security holders	3,784,823	56.58	2,633,084
Equity compensation plans not approved by security holders	—	—	—
Total	3,784,823	56.58	2,633,084

(1)

Includes the following plans: 2011 Employee Stock Plan, 2016 Employee Stock Plan and the Director Stock Plan. 298,923 shares of this amount relate to options held by AMC employees and the PSUs reflected in this amount are assumed to be issued at 100% of performance target.

(2)

In March 2019, the Compensation Committee granted awards of (A) RSUs covering an aggregate of 498,320 shares and (B) PSUs covering an aggregate 585,849 shares, which is not reflected in the number of shares remaining available for future issuance in column (c). The aggregate amount listed for PSUs in the prior sentence assumes that they are issued at the maximum achievable performance target.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Sapan, who served as the Company’s Chief Executive Officer for all of 2018, to the annual total compensation of the median employee of the Company (the “CEO Pay Ratio”). Set forth below is the annual total compensation of Mr. Sapan, the annual total compensation of our median employee, in each case for 2018, and the ratio of these two values:

CEO Annual Total Compensation as presented in the Summary Compensation Table	$20,515,390
Median Employee Annual Total Compensation	$70,103
CEO to Median Employee Pay Ratio	293:1

Methodology

Our CEO Pay Ratio presented above is a reasonable estimate calculated in a manner consistent with SEC rules. To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:

•

We collected annual base salaries of all employees globally, whether employed on a full-time, part-time or temporary basis as of October 1, 2018, annualizing the compensation of permanent employees who were only employed for a portion of 2018.

•	Under the de minimis exemption, we excluded from consideration 102 employees based in Argentina, who account for less than 5% of the Company’s total global workforce of 2,174 employees, 1,365 of whom are domiciled in the U.S. We also excluded 81 employees of RLJ Entertainment and 653 employees of Levity Entertainment Group, who became employees of the Company in connection with the Company’s acquisition of those companies in 2018.

•	Exchange rates were applied as of December 28, 2018 to convert all non-U.S. currencies into U.S. dollars.

•	We used the sum of base salary, bonus and country-specific pension values as our consistently applied compensation measure to determine the median employee.

•

Using this methodology, we determined that the median employee is a U.S. based employee. We then calculated the median employee’s total annual compensation for 2018 in accordance with the requirements of item 402(c)(2)(x) of Regulation S-K.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the CEO Pay Ratio may not be comparable to the pay ratio reported by other companies, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratio.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Charles F. Dolan(1)	Executive Chairman

Joshua W. Sapan	President and Chief Executive Officer

Edward A. Carroll	Chief Operating Officer

Sean S. Sullivan	Executive Vice President and Chief Financial Officer

James G. Gallagher	Executive Vice President and General Counsel

Christian B. Wymbs	Executive Vice President and Chief Accounting Officer

(1)	The biography for Charles F. Dolan appears above under Proposal 1 — Election of Directors, “Directors Elected by Class B Common Stockholders.”

JOSHUA W. SAPAN

Age: 68

President and CEO of the Company since March 9, 2011. Chief Executive Officer of Rainbow Media Holdings LLC since 1995. Chief Operating Officer of Rainbow Media Holdings LLC from 1991 to 1995. President of AMC and Bravo from 1987 to 1991. Serves on the boards of The Cable Center, the Museum of the Moving Image, Manhattan Theatre Club, the Hebrew Home for the Aged, People for the American Way, WNYC Radio, American Film Institute, NCTA Internet/Television Association and The Paley Center.

EDWARD A. CARROLL

Age: 55

Chief Operating Officer of the Company since June 6, 2011. Various positions at Rainbow Media Holdings LLC since 1987, including as Chief Operating Officer of Rainbow Entertainment Services since January 2009; President of Rainbow Entertainment Services from 2004 to 2009; and General Manager of IFC and/or Bravo from 1997 to 2004.

SEAN S. SULLIVAN

Age: 52

Executive Vice President and Chief Financial Officer of the Company since June 6, 2011. Chief Corporate Officer of Rainbow Media Holdings LLC from September 2010 to June 6, 2011. Chief Financial Officer of HiT Entertainment from 2009 to 2010. Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Executive Vice President and Chief Financial Officer of Spencer Press, Inc. from 2004 to 2005. Serves on the board of Acushnet Holdings Corp. and its nominating and corporate governance committee and is the Chair of its audit committee.

JAMES G. GALLAGHER

Age: 60

Executive Vice President and General Counsel of the Company since June 6, 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

CHRISTIAN B. WYMBS

Age: 49

Executive Vice President and Chief Accounting Officer of the Company since August 1, 2016. Senior Vice President and Chief Financial Officer of Global Commercial Services Business, American Express Company, from October 2014 to July 2016. Senior Vice President and Chief Financial Officer of Enterprise Growth Group, American Express Company, from January 2012 to October 2014. Senior Vice President and Chief Financial Officer of World Service Group, American Express Company, from January 2010 to January 2012 and held various positions at American Express Company from December 2006 to January 2010. Held various positions in finance and audit at General Electric Company from May 2002 to December 2006.

TRANSACTIONS WITH RELATED PARTIES AND RELATED PARTY TRANSACTION APPROVAL POLICY

Relationship Between Us, MSG and MSG Networks

AMC Networks Inc. was incorporated on March 9, 2011 as an indirect, wholly-owned subsidiary of Cablevision. As a result of the Distribution of the Company by Cablevision, the Company became an independent public company and Cablevision no longer holds a common stock ownership interest in us. Prior to June 21, 2016, Charles F. Dolan, members of his family and certain family entities (the “Dolan Family”) were the controlling stockholders of Cablevision. On June 21, 2016, Cablevision was acquired by a subsidiary of Altice N.V. and a change in control occurred which resulted in the Dolan Family no longer being controlling stockholders of the surviving company, Altice USA. Accordingly, Altice USA is not a related party. However, MSG, MSG Networks and AMC Networks Inc. continue to be under the control of the Dolan Family.

The Company has entered into a number of commercial and technical arrangements and agreements with MSG and its subsidiaries and MSG Networks and its subsidiaries, none of which are material to the Company. These include, but are not limited to, arrangements for office space and administrative support services, an aircraft time sharing agreement, lease of a suite at Madison Square Garden Arena from MSG, provision of technical and transponder services and coordination in respect of certain litigation matters.

See “Stock Ownership Table” for a description of registration rights agreements among Dolan Family interests and the Company.

Dolan Family Arrangements

On June 16, 2016, the Company entered into an arrangement with the Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan, MSG Networks and MSG providing for the sharing of certain expenses associated with executive office space which is available to Charles F. Dolan, James L. Dolan and DFO LLC. In 2018, the Company paid approximately $63,000 for its portion of such office expenses.

Arrangement with 605 LLC

On July 31, 2018, the Audit Committee, an independent committee of the Board of Directors, authorized the Company to engage 605 LLC to provide certain audience measurement and data analytic services for up to $1 million. James Dolan and Kristin Dolan, members of the Board of Directors of the Company, own 50% of 605 LLC and Kristin Dolan serves as the chief executive officer of 605 LLC. During 2018, the Company did not purchase any services from 605 LLC.

Certain Relationships and Potential Conflicts of Interest

Charles F. Dolan serves as the Executive Chairman of the Company and is a director of MSG and MSG Networks. In addition, seven other members of our Board also serve as directors of MSG and five other members of our Board also serve as directors of MSG Networks. One of our directors, James L. Dolan, also serves as Executive Chairman and Chief Executive Officer of MSG and as Executive Chairman of MSG Networks. Therefore, these individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, MSG or MSG Networks consider certain acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between MSG or MSG Networks and us. In addition, certain of our officers and directors own MSG Networks and/or MSG stock, restricted stock units, performance stock units and/or options to purchase MSG

Networks and MSG stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and MSG or MSG Networks. See “Related Party Transaction Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Company’s Amended and Restated Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with MSG Networks and its subsidiaries and successors and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s Amended and Restated Certificate of Incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to MSG Networks or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. Our Amended and Restated Certificate of Incorporation also expressly validates certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and MSG Networks and/or any of their respective subsidiaries and provides that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders. In connection with the spin-off of MSG by MSG Networks, our Board adopted a policy putting in place arrangements similar to the foregoing provisions with respect to directors or officers of the Company who are also directors of MSG.

Related Party Transaction Approval Policy

We have adopted a written policy whereby an independent committee of our Board of Directors consisting entirely of directors who have been determined by the Board of Directors to be independent for purposes of the NASDAQ corporate governance standards reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 of Regulation S-K has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with MSG and its subsidiaries or with MSG Networks and its subsidiaries (collectively, the “Other Company”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, an independent committee of the Board of Directors oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Company, on the other hand, in which the amount exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements but does cover any amendments, modifications, terminations or extensions, other than ministerial, non-substantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of the Other Company may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Company, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Company.

Currently, and throughout our fiscal year ended December 31, 2018, our Audit Committee or our Compensation Committee (each of which consisted solely of directors elected by the Class A stockholders) served as the Independent Committee under the above policies.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during 2018. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table below sets forth certain information as of March 15, 2019, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each NEO of the Company.

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Dolan Family Group (3)	Class A Common Stock	1,176,168	2.59%	72.37%
c/o Dolan Family Office	Class B Common Stock	11,484,408	100%	—
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan (3)(4)(5)(18)(26)(27)(28)	Class A Common Stock	500,759	1.10%	32.89%
c/o Dolan Family Office	Class B Common Stock	5,217,217	45.43%	—
340 Crossways Park Drive
Woodbury, NY 11797
Helen A. Dolan (3)(4)(5)(18)(26)(27)(28)	Class A Common Stock	500,759	1.10%	32.89%
c/o Dolan Family Office	Class B Common Stock	5,217,217	45.43%	—
340 Crossways Park Drive
Woodbury, NY 11797
Joshua W. Sapan (26)	Class A Common Stock	352,492	*	*
	Class B Common Stock	—	*	—
Edward A. Carroll (25)(26)	Class A Common Stock	75,207	*	*
	Class B Common Stock	—	*	—
Sean S. Sullivan (26)	Class A Common Stock	67,322	*	*
	Class B Common Stock	—	*	—
James G. Gallagher (26)	Class A Common Stock	20,689	*	*
	Class B Common Stock	—	*	—
William J. Bell (6)	Class A Common Stock	18,461	*	*
	Class B Common Stock	—	*	—
James L. Dolan (3)(6)(7)(9)(24)	Class A Common Stock	156,373	*	7.09%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771
Kristin A. Dolan (6)(7)(9)(24)	Class A Common Stock	156,373	*	7.09%
P.O. Box 420	Class B Common Stock	1,123,547	9.78%	—
Oyster Bay, NY 11771
Patrick F. Dolan (3)(6)(10)(22)	Class A Common Stock	27,896	*	6.33%
c/o Dolan Family Office	Class B Common Stock	1,012,491	8.82%	—
340 Crossways Park Drive
Woodbury, NY 11797
Thomas C. Dolan (3)(6)(11)(23)	Class A Common Stock	75,575	*	6.00%
c/o Dolan Family Office	Class B Common Stock	956,029	8.32%	—
340 Crossways Park Drive
Woodbury, NY 11797
Brian G. Sweeney (3)(6)(11)(12)(19)	Class A Common Stock	211,068	*	12.53%
c/o Dolan Family Office 20 Audrey Avenue, 1st Floor	Class B Common Stock	1,988,108	17.31%	—
Oyster Bay, NY 11771
Marianne E. Dolan Weber (3)(6)(14)(21)	Class A Common Stock	165,286	*	5.71%
MLC Ventures LLC	Class B Common Stock	899,161	7.83%	—
P.O. Box 1014 Yorktown Heights, NY 10598

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)
Frank J. Biondi, Jr.(6)	Class A Common Stock	2,089	*	*
	Class B Common Stock	—	—	—
Jonathan F. Miller (6)	Class A Common Stock	12,133	*	*
	Class B Common Stock	—	—	—
Vincent Tese (6)	Class A Common Stock	6,924	*	*
	Class B Common Stock	—	—	—
Leonard Tow (6)	Class A Common Stock	26,408	*	*
	Class B Common Stock	—	—	—
Robert C. Wright (6)	Class A Common Stock	18,461	*	*
	Class B Common Stock	—	—	—
David E. Van Zandt (6)	Class A Common Stock	8,667	*	*
	Class B Common Stock	—	—	—
Carl E. Vogel (6)	Class A Common Stock	12,157	*	*
	Class B Common Stock	—	—	—
All executive officers and directors as a group (4)(5)(6)(7) (9)(10)(11)(12)(13)(14)(20)(21)(22)(23)(24)(25)(26) (27)(28)	Class A Common Stock	1,763,948	3.88%	65.53%
	Class B Common Stock	10,330,714	89.95%	—
Kathleen M. Dolan (3)(8)(19)(20)(21)(22)(23)(24)	Class A Common Stock	323,985	*	35.19%
MLC Ventures LLC	Class B Common Stock	5,603,448	48.79%	—
P.O. Box 1014 Yorktown Heights, NY 10598
Deborah A. Dolan-Sweeney (3)(6)(11)(13)(20)	Class A Common Stock	211,068	*	12.53%
c/o Dolan Family Office	Class B Common Stock	1,988,108	17.31%	—
340 Crossways Park Drive
Woodbury, NY 11797
Paul J. Dolan (3)(15)(19)(24)	Class A Common Stock	190,207	*	12.27%
Progressive Field, 2401 Ontario St.	Class B Common Stock	1,945,899	16.94%	—
Cleveland, OH 44115
Mary S. Dolan (3)(16)(20)(22)	Class A Common Stock	62,933	*	39.74%
300 So. Riverside Plaza, Suite 1480	Class B Common Stock	6,358,366	55.37%	—
Chicago, IL 60606
Matthew J. Dolan (3)(17)(21)(23)	Class A Common Stock	90,887	*	11.41%
Corporate Place, 100 7th Avenue, Suite 150	Class B Common Stock	1,817,760	15.83%	—
Chardon, OH 44024
David M. Dolan (3)(18)(27)(28)	Class A Common Stock	308,948	*	28.00%
7 Glenmaro Lane	Class B Common Stock	4,453,410	38.78%	—
St. Louis, MO 63131
Charles F. Dolan Children Trust (3)(19)	Class A Common Stock	47,864	*	5.77%
FBO Kathleen M. Dolan	Class B Common Stock	918,981	8.00%	—
MLC Ventures LLC P.O. Box 1014
Yorktown Heights, NY 10598
Charles F. Dolan Children Trust (3)(20)	Class A Common Stock	47,864	*	5.77%
FBO Deborah Dolan-Sweeney	Class B Common Stock	918,981	8.00%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797
Charles F. Dolan Children Trust (3)(21)	Class A Common Stock	47,864	*	5.59%
FBO Marianne Dolan Weber	Class B Common Stock	890,802	7.76%	—
MLC Ventures LLC
P.O. Box 1014 Yorktown Heights, NY 10598

Name and Address	Title of Stock Class (1)	Beneficial Ownership (1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned (1)(2)

Charles F. Dolan Children Trust (3)(22)	Class A Common Stock	—	—	5.53%
FBO Patrick F. Dolan	Class B Common Stock	886,015	7.71%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(23)	Class A Common Stock	39,886	*	5.81%
FBO Thomas C. Dolan	Class B Common Stock	926,958	8.07%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan Children Trust (3)(24)	Class A Common Stock	39,886	*	5.81%
FBO James L. Dolan	Class B Common Stock	926,958	8.07%	—
P.O. Box 420
Oyster Bay, NY 11771

Charles F. Dolan 2009 Family Trust FBO (3)(27)	Class A Common Stock	—	—	5.75%
Thomas C. Dolan	Class B Common Stock	921,125	8.02%	—
c/o Dolan Family Office
340 Crossways Park Drive
Woodbury, NY 11797

Charles F. Dolan 2009 Family Trust FBO (3)(28)	Class A Common Stock	—	—	5.54%
James L. Dolan	Class B Common Stock	887,064	7.72%	—
P.O. Box 420
Oyster Bay, NY 11771

Clearbridge Investments, LLC (29)	Class A Common Stock	7,488,749	16.52%	4.68%
620 8th Avenue	Class B Common Stock	—	—	—
New York, NY 10018

BlackRock Inc. (30)	Class A Common Stock	5,203,167	11.48%	3.25%
55 East 52nd Street	Class B Common Stock	—	—	—
New York, NY 10055

The Vanguard Group (31)	Class A Common Stock	4,088,826	9.02%	2.55%
100 Vanguard Blvd.	Class B Common Stock	—	—	—
Malvern, PA 19355

LSV Asset Management (32)	Class A Common Stock		6.12%	1.73%
155 N. Wacker Drive, Suite 460	Class B Common Stock	2,774,765	—	—
Chicago, IL 60606

Investec Asset Management Limited/Investec Asset Management (PTY) Limited/ (33)	Class A Common Stock	2,606,920	5.75%	1.63%
Investec Asset Management Woolgate Exchange 25 Basinghall Street London EC2V 5HA United Kingdom

Investec Asset Management (PTY) Limited 36 Hans Strijdom Avenue Foreshore	Class B Common Stock	—	—	—
Capetown 8000, Republic of South Africa

Shapiro Capital Management LLC (34)	Class A Common Stock	2,018,215	4.45%	1.26%
3060 Peachtree Road, Suite 1555 N.W.	Class B Common Stock	—	—	—
Atlanta, GA 30305

*	Less than 1%.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of vested RSUs, we have also included in this table shares of Class A Common Stock underlying vested RSUs. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, shares of Common Stock underlying vested RSUs are deemed to be outstanding for the purpose of computing the Percent of Class of such person or group but are not deemed to be outstanding for the purpose of computing the Percent of Class of any other person or group. Shares underlying vested RSUs are not deemed to be outstanding for the purpose of computing the Combined Voting Power of All Classes of Stock Beneficially Owned. Beneficial ownership of Class A Common Stock is exclusive of the shares of Class A Common Stock that are issuable upon conversion of shares of Class B Common Stock. Please see footnote 6 below for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(2)

Shares of Class B Common Stock are convertible into shares of Class A Common Stock at the option of the holder on a share for share basis. The holder of one share of Class A Common Stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B Common Stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A Common Stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B Common Stock have the right to elect the remaining members of the Board of Directors.

(3)

Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as a Trustee of the Charles F. Dolan 2009 Revocable Trust (“CFD 2009 Trust”); Helen A. Dolan, individually and as a Trustee of the Helen A. Dolan 2009 Revocable Trust (“HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the the Patrick F. Dolan 2012 Descendants Trust; David M. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber and the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan (collectively the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”) and as a Trustee of the Charles F. Dolan 2012 Descendants Trust; Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and FBO James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and FBO Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and FBO Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and the Charles F. Dolan 2012 Descendants Trust; Brian G. Sweeney, as a Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust, the CFD 2009 Trust and the HAD 2009 Trust; Kristin A. Dolan, as the Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Aidan Dolan and the Charles F. Dolan 2010 Grandchildren Trust FBO Quentin Dolan; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Thomas C. Dolan; 2009 Family Trust FBO Patrick F. Dolan; 2009 Family Trust FBO Kathleen M. Dolan; 2009 Family Trust FBO Marianne E. Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; Charles F. Dolan 2012 Descendants Trust; Deborah A. Dolan-Sweeney 2012 Descendants Trust; Kathleen M. Dolan 2012 Descendants Trust; Marianne E. Dolan Weber 2012 Descendants Trust; Patrick F. Dolan 2012 Descendants Trust; Charles F. Dolan 2010 Grandchildren Trust FBO Aidan Dolan; and Charles F. Dolan 2010 Grandchildren Trust FBO

Quentin Dolan. The Group Members may be deemed to beneficially own an aggregate of 12,660,576 shares of Class A Common Stock as a result of their beneficial ownership of (i) 1,176,168 shares of Class A Common Stock and (ii) 11,484,408 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members beneficially own an additional 429,611 shares of Class A Common Stock. Includes 110,766 shares of Class A Common Stock underlying vested RSUs. See footnotes (4) through (24), (27) and (28).

(4)

Charles F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,077 shares of Class A Common Stock owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust for which he serves as co-trustee; 384,408 shares of Class A Common Stock owned by the Dolan Family Foundation; 637,557 shares of Class B common stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which he serves as co-trustee; 126,250 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the HAD 2009 Trust for which his spouse serves as co-trustee; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,842,880 shares of Class B Common Stock owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 384,408 shares of Class A Common Stock owned by the Dolan Family Foundation; 126,250 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the HAD 2009 Trust for which his spouse serves as co-trustee; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. See footnotes (5), (18), (27) and (28).

(5)

Helen A. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 7,077 shares of Class A Common Stock owned personally by her spouse, Charles F. Dolan; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust for which her spouse serves as co-trustee; 384,408 shares of Class A Common Stock owned by the Dolan Family Foundation; 126,250 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the HAD 2009 Trust for which she serves as co-trustee; 637,557 shares of Class B common stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which her spouse serves as co-trustee; 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 7,077 shares of Class A Common Stock owned personally by her spouse, Charles F. Dolan; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust for which her spouse serves as co-trustee; 384,408 shares of Class A Common Stock owned of the Dolan Family Foundation; 637,557 shares of Class B common stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust for which her spouse serves as co-trustee; 2,842,880 shares of Class B Common

Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2012 Descendants Trust. See footnotes (4), (18), (27) and (28).

(6)

The shares of Class A Common Stock underlying vested RSUs granted under the Company’s 2011 Stock Plan for Non- Employee Directors, which represent a right to receive one share of Class A Common Stock 90 days after the director ceases to serve as a member of the board, included in the table above are as follows: James L. Dolan, 18,461; Kristin A. Dolan, 18,461; Thomas C. Dolan, 18,461; Brian G. Sweeney, 18,461; Patrick F. Dolan, 18,461; Marianne E. Dolan Weber, 18,461; William J. Bell, 18,461; Vincent Tese, 6,924; Frank J. Biondi, Jr., 2,089; Leonard Tow, 18,461; Robert C. Wright, 18,461; David E. Van Zandt, 8,667; Carl E. Vogel, 12,157; and Jonathan F. Miller, 12,133; and all non-employee directors as a group, 208,119. Mr. James L. Dolan’s, Ms. Kristin Dolan’s and Ms. Deborah Dolan-Sweeney’s beneficial ownership in the table above also includes the 18,461 RSUs held directly by each of Ms. Kristin Dolan, Mr. James L. Dolan and Mr. Brian G. Sweeney, respectively.

(7)

James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 66,719 shares of Class A Common Stock and 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 6,221 shares of Class A Common Stock owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A Common Stock owned jointly with his spouse; 3,450 shares of Class A Common Stock owned by members of his household; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A Common Stock held as custodian for one or more minor children; 3,450 shares of Class A Common Stock owned by members of his household; 6,221 shares of Class A Common Stock owned personally by his spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which his spouse serves as sole Trustee. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(8)

Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A Common Stock and 4,481 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 223,364 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit); and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; 96,101 shares of Class A Common Stock owned by the Green Mountain Foundation Inc.; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A Common Stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 223,364 shares of Class A Common Stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts of which 918,981 shares are held for her benefit; 96,101 shares of Class A Common Stock owned by the Green Mountain Foundation Inc.; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(9)

Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 6,221 shares of Class A Common Stock owned personally, and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as sole Trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 66,719 shares of Class A Common Stock and 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse, James L. Dolan; 1,250 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; 3,450 shares of Class A Common Stock owned by members of her household; and 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A Common Stock held by her spouse as custodian for one or more minor children; 3,450 shares of Class A Common Stock owned by members of her household; 66,719 shares of Class A Common Stock owned personally by her spouse; 162,529 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by her spouse; 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse; and an aggregate of 34,060 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion owned of record by the CFD 2010 Grandchildren Trusts FBO Aidan Dolan and FBO Quentin Dolan for which she serves as trustee. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(10)

Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 4,067 shares of Class A Common Stock and 24,444 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 4,256 shares of Class A Common Stock owned jointly with his spouse; 525 shares of Class A Common Stock owned personally by his spouse; 587 shares owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as a trustee; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 525 shares of Class A Common Stock owned personally by his spouse; 587 shares of Class A Common Stock held by the Mucci Trust; 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(11)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 17,228 shares of Class A Common Stock and 29,071 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(12)

Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 27,794 shares of Class A Common Stock owned personally; an aggregate of 7,675 shares Class A Common Stock held in trusts for his children for which he serves as co-trustee; and 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the

Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse, Deborah A. Dolan-Sweeney; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 763,807 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust and the HAD 2009 Trust for which he serves as co-trustee; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as sole Trustee. He disclaims beneficial ownership of the 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally by his spouse; an aggregate of 7,675 shares of Class A Common Stock held in trusts for his children for which he serves as co-trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 763,807 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust and the HAD 2009 Trust for which he serves as co-trustee; 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(13)

Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,643 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and 102,032 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 27,794 shares of Class A Common Stock owned personally by her spouse, Brian G. Sweeney; an aggregate of 7,675 shares of Class A Common Stock held in trusts for her children for which her spouse serves as co-trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 763,807 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust and the HAD 2009 Trust for which her spouse, Brian G. Sweeney, serves as co-trustee; and 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 27,794 shares of Class A Common Stock owned personally by her spouse; an aggregate of 7,675 shares of Class A Common Stock held in trusts for her children for which her spouse serves as co- trustee; 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 109,274 shares of Class A Common Stock owned by the CFD 2009 Trust and an aggregate of 763,807 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2009 Trust and the HAD 2009 Trust for which her spouse serves as co-trustee; 197,645 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and 102,032 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Patrick F. Dolan 2012 Descendants Trust. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(14)

Marianne E. Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 810 shares of Class A Common Stock owned personally; 8,359 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 900 shares of Class A Common Stock owned personally by her spouse, 1,150 shares of Class A Common Stock owned by a member of her household; 96,101 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc.; and 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A

Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. She disclaims beneficial ownership of 900 shares of Class A Common Stock owned personally by her spouse, 1,150 shares of Class A Common Stock owned by a member of her household; 96,101 shares of Class A Common Stock owned by the Heartfelt Wings Foundation Inc.; and 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit. Please see footnote 6 for the number of shares of Class A Common Stock underlying vested RSUs which have been included in the table above.

(15)

Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,108 shares of Class A Common Stock held as custodian for one or more minor children and 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A Common Stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of an aggregate of 5,108 shares of Class A Common Stock held as custodian for one or more minor children; 91,442 shares of Class A Common Stock owned by the CFD Trust No. 10; an aggregate of 87,750 shares of Class A Common Stock and 1,845,939 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(16)

Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A Common Stock owned jointly with her spouse; an aggregate of 47,864 shares of Class A Common Stock and 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of 6,810 shares of Class A Common Stock held as custodian for one or more minor children; an aggregate of 47,864 shares of Class A Common Stock and 1,804,996 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; and 99,960 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust; an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2012 Descendants Trust.

(17)

Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A Common Stock owned personally and 1,387 shares of Class A Common Stock held as custodian for a minor child; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A Common Stock held as custodian for a minor child and an aggregate of 87,750 shares of Class A Common Stock and 1,817,760 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(18)

David M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,431 shares of Class A Common Stock owned by the David M. Dolan Revocable Trust and 299,205 shares of Class A Common Stock owned by the Charles F. Dolan Charitable Remainder Trust; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 2,300 shares of Class A Common Stock owned jointly with his spouse; 5,250 shares of Class A Common Stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A Common Stock held by his spouse as custodian for a minor child; an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 299,205 shares of Class A Common Stock owned by the Charles F. Dolan Charitable Remainder Trust; 5,250 shares of Class A Common Stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A Common Stock held by his spouse as custodian for a minor child; an aggregate of 2,842,880 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,501,208 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2012 Descendants Trust.

(19)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(20)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 918,981 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(21)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A Common Stock and 890,802 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(22)

Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(23)

Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(24)

Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A Common Stock and 926,958 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(25)	Includes 1,337 shares for Mr. Carroll held indirectly through a 401(k).

(26)

Does not include RSUs and PSUs granted under the Company’s 2011 Employee Stock Plan and the 2016 Employee Stock Plan, which represent a right to receive one share of Class A Common Stock or the cash equivalent thereof. The excluded number of RSUs and PSUs for the following individuals are: Joshua W. Sapan 986,242; Edward A. Carroll 390,256; Sean S. Sullivan 211,882; Charles F. Dolan 67,768; and James G. Gallagher 126,922.

(27)

Mary S. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 921,125 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(28)

Mary S. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 887,064 shares of Class B Common Stock and the equal number of shares of Class A Common Stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(29)

Based upon the most recent Schedule 13G filed with the SEC on February 14, 2019, Clearbridge Investments, LLC, an investment adviser, has sole voting power over 7,294,956 shares of Class A Common Stock and sole dispositive power over 7,488,749 shares of Class A Common Stock.

(30)

Based upon the most recent Schedule 13G filed with the SEC on January 24, 2019, BlackRock Inc., a parent holding company, has sole voting power over 4,809,913 shares of Class A Common Stock and sole dispositive power over 5,203,167 shares of Class A Common Stock.

(31)

Based upon the most recent Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group, an investment adviser, has sole voting power over 24,416 shares of Class A Common Stock, shared voting power over 6,636 shares of Class A Common Stock, sole dispositive power over 4,062,294 shares of Class A Common Stock and shared dispositive power over 26,532 shares of Class A Common Stock.

(32)

Based upon the most recent Schedule 13G filed with the SEC on February 13, 2019, LSV Asset Management, an investment adviser, has sole voting power over 1,718,085 shares of Class A Common Stock and sole dispositive power over 2,774,765 shares of Class A Common Stock.

(33)

Based upon the most recent Schedule 13G filed with the SEC on February 14, 2019, Investec Asset Management Limited and Investec Asset Management (PTY) Limited, a privately owned discretionary investment advisor, has shared voting power over 2,606,920 shares of Class A Common Stock and shared dispositive power over 2,606,920 shares of Class A Common Stock.

(34)

Based upon the most recent Schedule 13G filed with the SEC on December 11, 2018, Shapiro Capital Management LLC, an investment adviser, has sole voting power over 1,862,435 shares of Class A Common Stock, shared voting power over 155,780 shares of Class A Common Stock and sole dispositive power over 2,018,215 shares of Class A Common Stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B Common Stock, are able collectively to control stockholder decisions on matters in which holders of Class A Common Stock and Class B Common Stock vote together as a single class, and to elect up to 75% of the Company’s Board. Charles F. Dolan, members of the Dolan family and related family entities are parties to a Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B Common Stock. Under the Stockholders Agreement, the shares of Class B Common Stock owned by members of the Dolan family group are to be voted on all matters in accordance with the determination of the Dolan Family Committee, except that the decisions of the Dolan Family Committee are non-binding with respect to the Class B shares owned by certain Dolan family trusts that collectively own approximately 47.9% of the outstanding Class B Common Stock. The Dolan Family Committee consists of Charles F. Dolan and his six children, James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Kathleen M. Dolan, Marianne E. Dolan Weber and Deborah A. Dolan-Sweeney (collectively, the “Dolan Siblings”). The Dolan Family Committee generally acts by vote of the Dolan Siblings, with each Dolan Sibling being entitled to one vote. Matters coming to the Dolan Family Committee generally require approval by a majority vote, except that a going-private transaction must be approved by a two-thirds vote and a change-in-control transaction must be approved by not less than all but one vote. The Stockholders Agreement also contains certain transfer restrictions, rights of first offer, rights of first refusal, tag-along rights and drag-along rights, all of which are for the benefit of, and waivable and enforceable by, the Class B stockholders and not the Company.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2019, the Dolan Parties owned approximately 6.0 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 52.4% of our Class B Common Stock, as well as approximately 0.8 million shares of Class A Common Stock, which represented approximately 1.9% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 12.1% of our Common Stock and approximately 38.1% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of March 15, 2019, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 47.6% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 10.0% of our Common Stock and approximately 34.4% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

GENERAL INFORMATION

Who may vote at the Annual Meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register at the close of business on April 15, 2019 (the “Record Date”), may vote at the meeting. On April 15, 2019, there were 45,326,464 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the Board of Directors of AMC Networks. Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of ten candidates to the Board. As a result of their ownership of Class B Common Stock, the Dolan Family has the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposal 2 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2018, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, EQ Shareowner Services, 1110 Centre Pointe Curve, Suite 101, MAC N9173-010, Mendota Heights, MN 55120 or by telephone at 800-468-9716.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact EQ Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email. The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, EQ Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form from that organization.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote in person at the meeting. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the Annual Meeting?

In order to carry on the business of the Annual Meeting, we need a majority of the votes represented by the shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on April 15, 2019 to be present, in person or by proxy. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class is required for such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on Proposal 2, the ratification of KPMG as the Company’s independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal 1, the election of directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of a plurality of votes cast by holders of Class B Common Stock. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 1 because abstentions and broker non-votes are not considered votes cast. As a result of their ownership of Class B Common Stock, the Dolan Family, has the power to elect all of the directors to be elected by the holders of Class B Common Stock, and to approve Proposal 2 regardless of how other shares are voted.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the Annual Meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

Item	Matter to be Voted on	Board Recommendation
Proposal 1	Election of Directors (as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock)	FOR
Proposal 2	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019	FOR

Who pays for this solicitation?

This solicitation is being made by the Company, and the Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to solicit proxies at a cost of $15,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

How do I attend the Annual Meeting in person? What do I need to bring?

An admission ticket is required if you desire to attend the annual meeting in person. To be admitted to the 2019 annual meeting, you must have been a stockholder at the close of business on the Record Date or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket and proper identification may be denied admission to the annual meeting.

To obtain an admission ticket, go to www.proxyvote.com or call 844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m. Eastern Daylight Time, on June 5, 2019. For questions about admission to the annual meeting, please call 844-318-0137.

Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card.

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Daylight Time, on June 5, 2019 in order to allow enough time for the issuance of an admission ticket to such person. For further details, see “Other Matters, Advance Notice of Proxy Holders and Qualified Representatives.”

Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections.

Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis.

OTHER MATTERS

Matters To Be Raised At The 2019 Annual Meeting Not Included In This Proxy Statement

We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Advance Notice of Proxy Holders and Qualified Representatives

Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the annual meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m. Eastern Daylight Time on June 5, 2019 in order to allow enough time for the issuance of an admission ticket to such person. Notices should be directed to AMC Networks Inc., Corporate Secretary, 11 Penn Plaza, New York, New York 10001.

Stockholder Proposals for the 2020 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2020 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2020 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 31, 2019. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2019 proxy statement.

In accordance with our Amended By-Laws, in order for proposals, including stockholder director nominations for election, to be properly brought before the 2019 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 29, 2019

ANNEX A- CALCULATION OF NON-GAAP FIGURES

The Company believes that presenting certain non-GAAP metrics is meaningful, as it reflects metrics considered by the Compensation Committee in making its compensation determinations. Presented below are Adjusted Operating Income and Free Cash Flow, which are the non-GAAP metrics used in this Proxy Statement. These non-GAAP measures may not be comparable to similar measures reported by other companies.

Adjusted Operating Income

The Company defines Adjusted Operating Income as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, impairment and related charges (including gains or losses on sales or dispositions of business), restructuring expense or credit and the Company’s proportionate share of adjusted operating income (loss) from greater than 50% owned equity method investees. Because it is based upon operating income (loss), Adjusted Operating Income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The following is a reconciliation of operating income (GAAP) to adjusted operating income (non-GAAP):

(in thousands)	2018	2017	2016
Operating Income	$726,909	$722,359	$657,556
Depreciation and Amortization	91,281	94,638	84,778
Share-Based Compensation Expense	60,979	53,545	38,897
Other (a)	53,376	34,276	97,308
Adjusted Operating Income	$932,545	$904,818	$878,539

(a)

Results for the year ended December 31, 2016 include restructuring expenses of $29,503 as well as impairment and related charges of $67,805. Results for the year ended December 31, 2017 include restructuring expenses of $6,128 as well as impairment and related charges of $28,148. Results for the year ended December 31, 2018 include restructuring expenses of $45,847, impairment and related charges of $4,486 and adjusted operating income from greater than 50% owned equity method investees of $3,043.

Free Cash Flow

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses.

The following is a reconciliation of net cash provided by operating activities (GAAP) to free cash flow (non-GAAP):

(in thousands)	2018	2017	2016
Net cash provided by operating activities	$606,547	$385,729	$514,325
Less: capital expenditures	(89,802)	(80,049)	(79,220)
Less: distributions to noncontrolling interests	(14,296)	(18,561)	(9,010)
Free Cash Flow	$502,449	$287,119	$426,095

A-1

AMC NETWORKS INC. 11 PENN PLAZA NEW YORK, NY 10001 Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Notice of Internet availability of Proxy Materials: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 11, 2019 (June 7, 2019 for participants in the AMC Networks 401(k) Savings Plan). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 11, 2019 (June 7, 2019 for participants in the AMC Networks 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 11, 2019. If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO ATTEND THE ANNUAL MEETING YOU MUST OBTAIN AN ADMISSION TICKET AT WWW.PROXYVOTE.COM Questions? Please contact us at 1-844-318-0137 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E73601-Z74890-Z74891-P24178 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLASS A STOCKHOLDERS AMC NETWORKS INC. The Board of Directors recommends you vote FOR the following Director nominees: 1. Election of the following nominees as Directors: (01) Frank J. Biondi, Jr. (04) David E. Van Zandt (02) Jonathan F. Miller (05) Carl E. Vogel (03) Leonard Tow For All Withhold All Except For All To nominee(s), withhold mark authority “For to All vote Except” for any and individual write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 2: 2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2019 For Against Abstain Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the Director nominees listed in Proposal (1) and FOR Proposal (2), as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

How do I attend the Annual Meeting in person? What do I need to bring? An admission ticket is required if you desire to attend the Annual Meeting in person. To be admitted to the 2019 Annual Meeting, you must have been a stockholder at the close of business on the record date of April 15, 2019 or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket and proper identification may be denied admission to the Annual Meeting. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m., Eastern Daylight Time, on June 5, 2019. For questions about admission to the Annual Meeting, please call 1-844-318-0137. Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card. Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m., Eastern Daylight Time, on June 5, 2019 in order to allow enough time for the issuance of an admission ticket to such person. For further details, read “Other Matters, Advance Notice of Proxy Holders and Qualified Representatives” in the Proxy Statement. Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections. Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis. DIRECTIONS TO THE PALEY CENTER FOR MEDIA The Paley Center for Media is the site of our 2019 Annual Meeting of Stockholders. The Paley Center for Media is located at 25 West 52nd Street (between Fifth and Sixth Avenues), New York, New York 10019. BY SUBWAY: Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue; 1 to 50th Street and Broadway; B, D, F, or M to 47th-50th Street/Rockefeller Center. The Paley Center is located on 52nd Street (between Fifth and Sixth Avenues). BY CAR OR TAXI: From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38th-40th Sts./37th Street Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left. From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42nd Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE E73602-Z74890-Z74891-P24178 CLASS A PROXY AMC NETWORKS INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 12, 2019 The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Wednesday, June 12, 2019, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR”each of the Director nominees in Proposal (1) and “FOR” Proposal (2), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Attention participants in the AMC Networks 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held in this plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plan, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on June 7, 2019 so that the Trustee (who votes the shares on behalf of the Plan’s participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information. Important Notice: All meeting attendees will be asked to bring their admission ticket and present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 15, 2019. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc. (Continued and to be signed on the reverse side)

AMC NETWORKS INC. 11 PENN PLAZA NEW YORK, NY 10001 Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. Notice of Internet availability of Proxy Materials: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on June 11, 2019. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on June 11, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 11, 2019. If you vote by Internet or by telephone you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. TO ATTEND THE ANNUAL MEETING YOU MUST OBTAIN AN ADMISSION TICKET AT WWW.PROXYVOTE.COM Questions? Please contact us at 1-844-318-0137 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E73603-Z74890-Z74891-P24178 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLASS B STOCKHOLDERS AMC NETWORKS INC. The Board of Directors recommends you vote FOR the following Director nominees: 1. Election of the following nominees as Directors: (01) William J. Bell (06) Thomas C. Dolan (02) Charles F. Dolan (07) Brian G. Sweeney (03) James L. Dolan (08) Vincent Tese (04) Kristin A. Dolan (09) Marianne Dolan Weber (05) Patrick F. Dolan (10) Robert C. Wright For All Withhold All Except For All To nominee(s), withhold mark authority “For to All vote Except” for any and individual write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 2: 2. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2019 For Against Abstain Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the Director nominees listed in Proposal (1) and FOR Proposal (2), as more fully described in the accompanying Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

How do I attend the Annual Meeting in person? What do I need to bring? An admission ticket is required if you desire to attend the Annual Meeting in person. To be admitted to the 2019 Annual Meeting, you must have been a stockholder at the close of business on the record date of April 15, 2019 or be the legal proxy holder or qualified representative of a stockholder, and bring with you your admission ticket and a valid government-issued photo identification card (federal, state or local), such as a driver’s license or passport. Persons without an admission ticket and proper identification may be denied admission to the Annual Meeting. To obtain an admission ticket, go to www.proxyvote.com or call 1-844-318-0137. You will need to enter your 16-digit control number, which can be found on your Notice of Internet Availability of Proxy Materials, voter instruction form and proxy card. The deadline to obtain an admission ticket is 5:00 p.m., Eastern Daylight Time, on June 5, 2019. For questions about admission to the Annual Meeting, please call 1-844-318-0137. Please note that you will need your ticket to be admitted to the meeting whether you vote before or at the meeting, and regardless of whether you are a registered or beneficial stockholder. If you are attending the meeting as a proxy or qualified representative for a stockholder, you will need to bring your legal proxy or authorization letter, in addition to your admission ticket and government-issued photo identification card. Stockholders must provide advance written notice to the Company if they intend to have a legal proxy (other than the persons appointed as proxies on the Company’s proxy card) or qualified representative attend the Annual Meeting on their behalf. The notice must include the name and address of the legal proxy or qualified representative and must be received by 5:00 p.m., Eastern Daylight Time, on June 5, 2019 in order to allow enough time for the issuance of an admission ticket to such person. For further details, read “Other Matters, Advance Notice of Proxy Holders and Qualified Representatives” in the Proxy Statement. Please note that cameras, video and audio recording equipment and other similar electronic devices, as well as large bags (including large handbags and briefcases) and packages will need to be checked at the door. Additionally, the Company may impose additional restrictions on items that must be checked at the door as well as the conduct of the meeting. To ensure the safety of all persons, attendees may also be subject to security inspections. Requests for admission tickets will be processed in the order received. Please note that seating is limited, and requests for tickets will be handled on a first-come, first-served basis. DIRECTIONS TO THE PALEY CENTER FOR MEDIA The Paley Center for Media is the site of our 2019 Annual Meeting of Stockholders. The Paley Center for Media is located at 25 West 52nd Street (between Fifth and Sixth Avenues), New York, New York 10019. BY SUBWAY: Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue; 1 to 50th Street and Broadway; B, D, F, or M to 47th-50th Street/Rockefeller Center. The Paley Center is located on 52nd Street (between Fifth and Sixth Avenues). BY CAR OR TAXI: From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38th-40th Sts./37th St. Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left. From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42nd Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. FOLD AND DETACH HERE E73604-Z74890-Z74891-P24178 CLASS B PROXY AMC NETWORKS INC. Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 12, 2019 The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Wednesday, June 12, 2019, at 10:00 a.m., Eastern Daylight Time, and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” each of the Director nominees in Proposal (1) and “FOR” Proposal (2), and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Important Notice: All meeting attendees will be asked to bring their admission ticket and present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 15, 2019. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc. (Continued and to be signed on the reverse side)